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                            CONFIDENTIAL TREATMENT

DIAMOND-Registered Trademark- 950 C/S SOFTWARE LICENSE AGREEMENT

1.   PARTIES AND PURPOSE OF AGREEMENT

     1.1 PARTIES: This license agreement (the "Agreement") is entered into between California Physicians' Service d.b.a. Blue Shield of California ("Customer") and Health Systems Design-TM- Corp. ("HSD"), a California Corporation, the owner and developer of the managed healthcare software known as Diamond-Registered Trademark-950C/S (the "Software") and shall be effective as of December 31, 1998 (the "Effective Date").

     1.2 PURPOSE: The purpose of this Agreement is to specify the terms under which Customer is authorized to possess and use the Software licensed to Customer by HSD.

2.   DEFINED TERMS

     2.1 AFFILIATE: Any present or future entity or association controlled by Customer. For the purposes of this definition, the term "control" shall mean the ownership of voting stock or other equity interest entitling the Customer to exercise more than fifty percent (50%) of the voting rights of the entity or association.

     2.2 CUSTOMER: The entity identified in Section 1, above, which is licensed to possess and use the Software under the terms of this Agreement. For ease of reference, HSD or Customer may be referred to individually as a "Party" and collectively as the "Parties".

     2.3 DEFINED TERMS: The words or phrases defined in this Section 2 which words or phrases will be capitalized when used in the text of this Agreement in order to identify them as "Defined Terms". Words and phrases that are defined within later sections of this Agreement will be identified with quotation marks and will be capitalized when used thereafter.

     2.4 DESIGNATED SYSTEM(S): The computer hardware and its associated operating system(s) specified in Schedule A on which the Software may be installed and operated.

     2.5 DOCUMENTATION: The applicable user Documentation and installation manual which may be referred to collectively as "Documentation" and shall be included within the scope of the defined term "Software". The user Documentation describes the use of the Software at the keyword reference level and provides overview descriptions of a number of major functions. In conjunction with HSD user training, the Documentation is sufficient for the use of the Software by Customer's users. Technical Documentation as described in Section 2.15 below shall be included within the meaning of the defined term Documentation.

     2.6 ENHANCEMENTS: Changes or additions to the Software including modifications, corrections and/or new Releases of the Software.

     2.7 INSTALLATION: The initial loading of the Software delivered to the Customer in conjunction with the execution of this Agreement onto the Customer's Designated System and will include the loading of Diamond Tables and

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          Tablespaces ("Tables") which Tables are incorporated into an made a part of the Agreement as Attachment 2.7.

     2.8 INSTALLATION LOCATION(S): The location(s) of Customer's Designated System(s).

     2.9 INTELLECTUAL PROPERTY RIGHTS: All copyrights, patents, trademarks, trade names, commercial symbols, logos, service marks and other proprietary rights including Trade Secrets (as defined in Section 4.4.2, below) belonging to either Party.

     2.10 LICENSE FEE(S): The amounts set forth in Schedule A to be paid by Customer pursuant to Section 5 in consideration of the rights of possession and use of the Software granted to Customer by HSD with respect to the Software (and applicable "Third Party Software").

     2.11 OBJECT CODE: The machine-readable/executable version of the Software.

     2.12 PRODUCTION: The use of the Software to process live Customer data as Customer's system of record for a line of business and/or business function. For purposes of this Agreement, the terms "Go-Live" and/or "First Production Use" shall have the same meaning as "Production". For purposes of this Agreement, the use of Customer data for testing purposes prior to the live-use of the Software shall not be considered to be "Production".

     2.13 RELEASE: An increase in any such numerical identifier for the Software which occurs when another iteration of the Software is distributed.

          (a) General Release: A General Release typically contains a large number of functional Enhancements as well as bug fixes. A General Release may include architectural changes to the Software and/or migration to later/more current
               versions of the Oracle Database and/or Power Builder.   A
               General Release is identified by an increase in the value of the numeral to the left of the decimal point.

          (b) Interim Release: An iteration of the Software which includes Enhancements and/or bug fixes and which is identified by an increase in the value of the numeral to the right of the decimal point.

          (c) Supported Release: the most recent iteration (highest numeral of the General Release or an Interim Release) and the highest numbered prior Release number (whether it is an Interim or a General Release).

     2.14 SOFTWARE: The software modules identified in Schedule A, in Object Code, as well as subsequent Enhancements including any copies thereof, whether partial or complete, developed by or on behalf of HSD at HSD's request for general distribution to its Customers with the understanding that Customer will be entitled to Enhancements as and when released under the Support Agreement (and applicable extensions thereto) entered into in conjunction with this Agreement. The Software may include additional functionality developed for Customer's use at the time of Customer's initial Production as well as any additional functionality developed for Customer and delivered thereafter (such as Customer-Specific-Software as provided for in Section 4.2, below [*] as defined in Section 4.2.1, below). Source Code shall be included within the meaning of the defined term "Software" with the understanding that the terms and conditions for the licensing of the Source Code are set forth in the Source Code Addendum, dated December 31, 1998, to this Agreement.




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     2.15 SOURCE CODE: The human-readable/human language form of the
          Software (as opposed to the object/machine readable/compiled Software) and relevant Technical Documentation. For purposes of this definition "Technical Documentation" shall include the entity relationship model and the data dictionary (consisting of a SilverRun document representing the logical referential links of the Software and a Word document organized by topics and describing the Oracle tables and fields used in the Software).

     2.16 SPECIFICATIONS: The Documentation, and the performance standards ("Performance Standards") which performance standards will include items such as expected transaction through-put, scalability and average response time which said performance standards shall become Attachment 2.16 to the Agreement when finalized and accepted by the Parties.

     2.17 SUBSIDIARY: Any present or future entity controlled by or owned by Customer. For the purposes of this definition, the term "control" shall mean the ownership of voting stock or other equity interest entitling the Customer to exercise more than fifty percent (50%) of the voting rights of the entity or association.

     2.18 THIRD PARTY SOFTWARE: Those software applications (including software tools) for which HSD holds the right to sublicense. All such Third Party Software, being sublicensed/distributed to Customer under this Agreement are listed in Schedule A and identified therein as "Third Party Software".

     2.19 VERIFIED PROGRAM ERROR: A failure of a Supported Release of the Software to function in a manner consistent with its Specifications, which failure HSD is able to replicate using Customer supplied information/data.

     2.20 WARRANTY PERIOD: The period of time the Software is covered by the warranty set forth in Section 6.1, below.


3.   RIGHTS AND SCOPE OF USE GRANTED, RESTRICTIONS ON COPYING

     3.1 GRANT AND SCOPE. HSD hereby grants to Customer and Customer accepts a non-exclusive, non-transferable (except as otherwise provided in this Agreement) license to use the Software in Object Code form on the Designated System(s) which must be located within the United States, for its internal purposes as set forth in this
          Section 3. The terms and conditions for the licensing of the Source Code are set forth in the Source Code Addendum to this Agreement.

     3.2  AFFILIATES AND SUBSIDIARIES.  The rights of use granted under
          Section 3.1, above, shall extend to Affiliates and Subsidiaries subject to all other applicable terms of this Agreement.

     3.3 USE DURING DISPUTES. Customer's rights of use under this Agreement will continue in effect during any dispute between HSD and Customer except to the extent that the subject mater of any such dispute is an uncured breach of: (1) the rights to use the Source Code; or (2) the rights of use/confidentiality obligations of either Party regarding Trade Secrets, or (3) the unauthorized use, disclosure and/or distribution of Strategic Customer Enhancements. Should either Party seek equitable relief for any such uncured breach, any such requested relief shall be specific to the situation giving rise to the applicable cause of action and


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          should HSD be the Party seeking the relief, any such relief sought or granted shall not otherwise enjoin Customer's use of the Software except to the extent necessary to address the situation giving rise to HSD's request for any such relief.

     3.4 CUSTOMER'S USE FOR ITS CUSTOMERS. Customer may allow access to the Object Code to organizations, entities and/or individuals with which Customer has contractual/business relationships that directly relate to Customer's business provided that any such access is in all applicable respects consistent with the requirements of this Agreement. Access to the Software and Source Code by Customer's IT Service Provider (as defined in Section4.5, below), shall be governed by Section 4.

     3.5 INSTALLATION LOCATIONS. Customer may use the Software at [*] on a Designated System (or on other than a Designated System as set forth in Section3.5.3, below) with the understanding that Customer shall provide HSD with written notice of each Installation Location prior to Customer's installation of the Software at each Installation Location.

          3.5.1 ADDITIONAL INSTALLATION LOCATIONS. It is mutually understood and agreed that each additional Installation Location may require separate implementation services the nature, extent and fees for which will be determined on a case-by case basis.

          3.5.2 ADDITIONAL SUPER USER LOCATIONS. It is mutually understood and agreed that each additional Installation Location may require separate/additional Super Users (as defined in Section 3.4.1 of the Support Agreement).

          3.5.3 DESIGNATED SYSTEM. The Designated System may include more than one make/brand and model of computer and operating system provided that HSD has expressly agreed to support each such combination/configuration as an operating environment for its Software. Customer may use other than Designated System(s) with the understanding that HSD does not warrant the use of the Software on other than a Designated System and will not be required to support any such use.

     3.6 COPIES OF OBJECT CODE/DOCUMENTATION. Customer may make [*] copies of the Object Code and its non-Technical Documentation [*] to support its use and operation of the Software. All Software copies will include HSD's copyright and proprietary rights notices as they appear in the Software and/or its Documentation. The media containing copies shall be labeled with HSD's copyright and proprietary rights notices.

     3.7 DELIVERY OF SOFTWARE. The Software (in both Object Code and Source Code formats) will be delivered to Customer within three
          (3) days of the full execution of this Agreement and Customer's tender of the License Fees then due and payable as specified in Schedule A.

     3.8 DELIVERY OF DOCUMENTATION. HSD shall deliver five (5) hard/printed copies of the Documentation to Customer within ten
          (10) days of the full execution of this Agreement and Customer's tender of the License Fees then due and payable as specified in Schedule A. HSD shall timely revise and deliver such

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          Documentation as necessary to reflect any Enhancements made by HSD to the Software, provided Customer is under an HSD Support Agreement. In addition, a copy of any such Documentation will also be delivered to Customer on computer-readable media or electronically/via email.

     3.9 USE OF DOCUMENTATION. Customer may incorporate the Documentation in works prepared for Customer's business endeavors so long as Customer includes all copyright, trademark and other notices of HSD in the same form as they appear on or in the Documentation.

     3.10 ADDITIONAL AUTHORIZED USE OF THE SOFTWARE/THIRD PARTY
          ADMINISTRATIVE SERVICES AND OUT-SOURCE SERVICES

          3.10.1 CUSTOMER SERVICES. Customer may provided services as, or similar to those provided by, a third-party administrator ("TPA") whereby Customer processes claims or otherwise uses the Software for the benefit of third-party entities ("TPA Clients") who purchase or use health care services provided, or arranged for, by Customer ("TPA Services") provided that the use of the Software for the TPA Clients shall be limited to the core functions of the Software, e.g. confirming membership status, eligibility and payment of claims. It is understood and agreed that these core functions of the Software will, at all times, be performed exclusively by Customer or its IT Provider personnel (as opposed to TPA Client personnel) located at a Customer owned/controlled facility(ies).

          3.10.2 LIMITATION ON CUSTOMER'S SERVICES. Customer's rights to serve as a TPA will not include the right to serve as a TPA for non-TPA Clients (except as set forth in Subsection
                 3.10.3 below).

          3.10.3 LIMITED USE OF EXCEPTION. Notwithstanding anything to the contrary in this Section 3.10 and its subsections, Customer is authorized to provide temporary/interim TPA Services to non-TPA Clients (for a maximum period of 180 days). It is understood and agreed that Customer and HSD, before or during the period Customer is providing the temporary/interim TPA Services, will mutually agree upon a TPA license fee (the "TPA Fee"), which TPA fee will apply to the use of the Software granted under this Section 3.10.3 only and will be negotiated in good-faith by the Parties based on relevant factors existing at the time of any such negotiation.

     3.11 ALL RIGHTS OF USE AND POSSESSION. The rights of possession and/or use granted to the Customer under this Agreement constitute all of the rights imparted to the Customer hereunder with the understanding that those rights not expressly granted are retained by HSD.

4. PROPRIETARY RIGHTS, ENHANCEMENTS, PROHIBITION AGAINST REVERSE ENGINEERING, CONFIDENTIALITY AND LIMITED RIGHT OF ASSIGNMENT

     4.1 PROPRIETARY RIGHTS. Customer acknowledges that the Software is proprietary and the property of HSD and that this Agreement grants specified rights of possession and use to Customer. Customer further acknowledges that the unauthorized use and/or possession of the Software would likely expose HSD to irreparable harm for which the payment of money damages may not serve as an adequate and/or complete remedy.

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     4.2  ENHANCEMENTS/CUSTOMER SPECIFIC SOFTWARE.  HSD will retain ownership of any Enhancements and/or Customer-specific software based on the design of the Software and/or otherwise integrated into/made an integral part of the Software. For purposes of this
          Section 4.2 (and its subsections) "Customer-Specific-Software" shall be defined as Software which has been developed to address business practices that are unique to Customer and are therefore not likely to be generally required by HSD's customers. Any such Customer-Specific-Software shall be included within the meaning of the defined term Software with the understanding that HSD shall not be required to provide support services for any such Customer Specific Software which HSD does not incorporate into a Release and distribute generally to its customers. The provisions of this
          Section 4.2 shall not apply to those aspects of Interfaces (as defined in Section 3.7.2 of the Implementation Agreement) which serve as the entry and exit points between the Software and other applications/software the ownership and distribution rights of which shall be retained by HSD as "Derivative Works" (as defined in Attachment 4.2.5 of this Agreement).

          4.2.1  [*]

          4.2.2  [*]

          4.2.3 [*]DEVELOPED BY CUSTOMER. In the event that Customer develops any such [*] independent of HSD, HSD will own the [*] with the understanding that HSD will not have any rights to distribute these [*] and HSD will not be required to provide support services related thereto under the Support Agreement entered into in conjunction with this Agreement, and that Customer will have an exclusive no fee license to use these [*] for the term of the Agreement and any renewals thereof.

          4.2.4 CUSTOMER/THIRD PARTY DEVELOPED STAND ALONE SOFTWARE. For purposes of this Agreement, software developed by Customer, HSD or third parties which is not integrated into the Software and thereby can be used independently/stand-alone of the Software (such as application program interfaces), shall not be included within the meaning of the defined term
                  Software and HSD shall have no ownership interest therein.

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          4.2.5  REFERENCE TABLE. For ease of reference and understanding,
                 Attachment 4.2.5 provides a quick-reference table that summarizes the ownership, use and support of the Enhancements as addressed in this Section 4.2.

          4.2.6 [*] HSD shall distribute and support the [*] under its agreements with its customers and/or under the Support Agreement with Customer. [*]

     4.3 PROHIBITED ACTIONS. Customer may not disassemble, decompile and/or reverse engineer the Object Code.

     4.4 CONFIDENTIAL INFORMATION. Each Party agrees that it shall not, without the prior written consent of the other Party, use (except as permitted under the terms of this Agreement), reproduce, disclose, or provide to third parties any Confidential Information obtained from the other Party.

          4.4.1 CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement, "Confidential Information" shall be defined as those terms and conditions of this Agreement that are not subject to public disclosure under relevant statutes and/or regulations (such as SEC reporting requirements), and also includes but is not limited to, any and all financial, sales, marketing, pricing and personnel information relative to either Party as well as present or future products or plans of either Party that have not been generally released to the public by means that does not constitute a breach of this Agreement.

          4.4.2 CONFIDENTIAL INFORMATION INCLUDES SOURCE CODE/TECHNICAL DOCUMENTATION/INTELLECTUAL PROPERTY RIGHTS/STRATEGIC
                 CUSTOMER ENHANCEMENTS. In addition, Confidential Information shall include the Source Code and its Technical Documentation (including, without limitation all know-how and relating to, contained in, or embodied in the Software), Intellectual Property Rights, technical, research, development or other business data and information, memoranda, position descriptions, handbooks, financial statements, client lists, and/or audio or visual recordings of either Party as well as concepts related to Customer's Strategic Customer Enhancements, the actual Strategic Customer Enhancements and their specifications (the actual Strategic Customer Enhancements and specifications are included within the term "Strategic Customer Enhancements").
                  For purposes of this Section and this Agreement, the term
                 "Trade Secrets" shall be defined as Confidential Information belonging to either Party which (1) affords the Party economic value (actual or potential) from its not being generally known to the public and/or in the Party's industry
                 (2) and is the subject of efforts which are reasonable under the circumstances to maintain its secrecy.

          4.4.3 ADDITIONAL CONFIDENTIAL INFORMATION. Confidential Information shall also include information/material that (a) either Party has marked as confidential or proprietary, (b) either Party, orally or in writing, has

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                 advised the other Party to be confidential, or (c) the
                 notes, memoranda, analysis, compilations, data, studies, and workpapers prepared by one Party based on information obtained or received from the other Party or (d) due to its character or nature, a reasonable person in a like position and under like circumstances would treat as confidential, whether communicated orally, visually, in writing, or in any other recorded or tangible form
                 (including this Agreement, the Implementation Agreement and the Support Agreement as well as any attachments thereto), except to the extent that either Party is authorized to disclose any such information as provided under Section
                 4.4.7, below and its applicable subsections.

          4.4.4 GENERAL PRECAUTIONS. In addition to the process/procedures otherwise set forth in this Section 4, Customer agrees to generally take reasonable and appropriate precautions to help ensure the continued confidentiality of the Source Code, which precautions shall include informing Customer's applicable personnel of the proprietary nature of the Source Code.

          4.4.5 ADDITIONAL CONFIDENTIAL INFORMATION REQUIREMENTS. Except as expressly permitted by this Agreement, neither Party will use the other Party's Confidential Information or disclose such information to any third party without the prior written consent of the other Party. Should either Party be merged into or acquired by a competitor of the other Party, the Party being merged (if not the surviving entity) or acquired shall maintain the confidentiality of the other Party's Confidential Information and shall return to the other Party all of that Party's Confidential Information (other than the Software, Source Code and HSD Trade Secrets which are addressed in Sections 4.7 and4.8) prior to the closing of the merger or acquisition.

          4.4.6 EXCEPTIONS. The provisions of this Section 4 (and its subsections) will not apply to Confidential Information if such information:

                 (a) Was in the possession of the receiving Party prior to the initial Non-Disclosure Agreement entered into between the Parties;

                 (b) Is or becomes available to the public/enters the public domain separate and apart from any disclosures by the receiving Party that are expressly authorized under the terms of this Agreement;

                 (c) Is required to be disclosed under applicable laws, regulations by court order, or orders of any governmental authority (including, without limitation, the rules and regulations of the Securities and Exchange Commission relating to the filing of exhibits to filings required under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended) or for accreditation purposes. If disclosure is required by law, regulation or governmental or court authority/order, the Party being required to disclose shall advise the other Party as reasonably practical of the required disclosure so that Party may take legal action to prevent the disclosure;

                 (e) Is learned by the receiving Party from a third Party entitled to disclose such information, provided the receiving Party complies with any restrictions imposed by the third Party; or

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                 (f)  Is independently developed by the receiving Party.
                      Any such claim of independent development will be subject to the Party providing credible evidence thereof.

          4.4.7 PERMITTED DISCLOSURES. Either Party may disclose Confidential Information contained in this Agreement and the transactions contemplated hereby, including providing a redacted copy of this Agreement as follows:

                 (a) In connection with the due diligence review of a Party by potential business partners, purchasers, investors, investment bankers and to their employees, agents, attorneys and auditors with the understanding that the party receiving the Confidential Information will be bound by the applicable confidentiality/non-disclosure provisions of this Agreement.

                 (b) In connection with quarterly and annual financial or tax audits to the Party's public accounting firm but only to the extent necessary and relevant to any such accounting/reporting actions.

                 (c) In connection with obtaining legal advice regarding this Agreement or any related matters, to the Party's outside legal advisors, in all cases subject to the applicable confidentiality restrictions of this Agreement.

          4.4.8 RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement by either Party for any reason, but subject to the provisions of Section 12.4 RETENTION OF LICENSE/USE OF SOFTWARE below, each Party shall, within twenty (20) days return any and all Confidential Information (together with any and all copies thereof) to the other Party. Following termination, the Parties shall remain obligated not to use, disclose or provide any such Confidential Information to third-parties for as long as any such Confidential Information is not generally known in the disclosing Party's industry and/or otherwise remains confidential, but in no event longer than a period of ten (10) years following the termination and/or expiration of this Agreement.

     4.5 CUSTOMER'S IT SERVICE PROVIDERS. HSD understands that Customer's information technology services are provided by [*]and that consultants/contractors will also be selected by Customer to assist with the Software implementation and its use. For purposes of this Agreement, [*] and any successor entity which provides information/technology services to Customer shall be referred to as Customer's "IT Service Provider". The terms of this Agreement with respect to IT Service Provider(s) will apply to any IT Service Provider.

          4.5.1 HSD WILL WORK COOPERATIVELY WITH IT SERVICE PROVIDER/OTHERS. HSD acknowledges that the IT Service Provider and any such consultantS and/or contractors will be instrumental in implementing and operating the Software and agrees to make commercially reasonable efforts to work cooperatively with the IT Service Provider and Customer's consultants/contractors in providing services to Customer required by this Agreement and the Implementation and Support Agreements.

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          4.5.2  CUSTOMER'S IT SERVICE PROVIDER/ OTHERS.  In addition,
                 Customer agrees to make commercially reasonable efforts to obtain the commitment of the IT Service Provider and Customer's consultants to work cooperatively with HSD in providing services required under this Agreement and the Implementation and Support Agreements for the benefit of the Customer.

     4.6  IT SERVICE PROVIDERS/THIRD PARTY ACCESS TO CONFIDENTIAL
          INFORMATION. Given the sensitive and proprietary nature of the Confidential Information which includes the Source Code, third-party access, including access granted to the IT Service Provider, will be allowed on a strict "need to know basis" subject to the following procedures.

          4.6.1 NON-DISCLOSURE AGREEMENT REQUIREMENTS. Access to the Source Code and/or the Confidential Information belonging to either Party will be provided only after a non-disclosure agreement ("NDA" in form and substance equivalent to the NDAs attached hereto as Attachment 4.6.1 - A (Customer's NDA to be used for disclosure of Customer's Confidential Information) and Attachment 4.6.1 - B (HSD's NDA to be used for disclosure of HSD's Confidential Information) has been executed on behalf of any such third party, by both a duly authorized and empowered officer and by any/all personnel granted access to the Source Code or the Confidential Information. In situations in which personnel have been engaged by an entity that has executed a master NDA with Customer and/or HSD the requirement that any such entity personnel execute individual NDAs will not apply.

          4.6.2 STAND ALONE PROGRAMS. Notwithstanding Section 4.6.1 in the event that the services to be rendered by any such third party involves stand-alone software programs that operate independently of the Software (such that the third party is not made privy to any of HSD's Confidential Information and/or Source Code) the requirements of Section 4.6.1, above, will not apply.

          4.6.3 COPIES OF NON-DISCLOSURE AGREEMENTS. Each party shall provide the other Party with copies of each fully executed NDA required under this Agreement upon request, which copies shall be provided in a manner consistent with the Notice provisions of this Agreement.

          4.6.4 RECORD RETENTION OF NON-DISCLOSURE AGREEMENTS. Each Party shall retain written records of any such access granted to personnel of entities that are not covered by a master NDA (including name, address, company affiliation, the nature of the access granted and the purpose of any such access
                 together with a fully executed NDA).   The Party granting
                 any such third party access will provide the other Party with a copy of the executed NDA upon request ,which copies shall be provided in a manner consistent with the Notice provisions of this Agreement.

     4.7 USE OF SOFTWARE BY AFFILIATE OR SUBSIDIARY BEING MERGED/REORGANIZED OR SELLING SUBSTANTIALLY ALL OF ITS ASSETS. In the event of a merger or reorganization or the sale of substantially all of the assets of an Affiliate or Subsidiary of the Customer that has access to/is using the Software under this Agreement, to a "Non-Customer Entity"(which for purposes of this Agreement shall be defined as an entity which is not owned, controlled and/or under the common control of the Customer), and the Affiliate or Subsidiary is not the surviving entity, HSD will grant such Affiliate or Subsidiary a temporary license for its continued use of the

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          Software on an interim/transitional basis following the closing of any such merger, reorganization, or sale of substantially all of the assets of the Affiliate or Subsidiary of the Customer to a Non-Customer Entity. The duration of any such temporary/interim license will be determined by and between HSD and any such Affiliate or Subsidiary (with the understanding that the duration is not anticipated to be for a period to exceed six (6) months) under mutually acceptable license and support terms with the understanding that any such Affiliate or Subsidiary's interim use will continue during the good-faith negotiation of the terms of the temporary/interim use license. Notwithstanding anything to the contrary in this Section 4.7 and subject to the applicable provisions of Subsections 4.7.1 and 4.7.2 below, should the Affiliate or Subsidiary be the surviving entity of any such merger or reorganization or sale of substantially all of its assets or should the merger, reorganization or sale of substantially all of its assets be with or to the Customer, an Affiliate or Subsidiary, the Affiliate's or Subsidiary's rights of use shall continue as they existed prior to any such merger or reorganization or the sale of substantially all of the assets of the Affiliate or Subsidiary.

          4.7.1 USE BY HSD COMPETITOR. Notwithstanding anything to the contrary in Section 4.7, above, should the merger, reorganization, or sale of substantially all of the assets of an Affiliate or Subsidiary of the Customer to a Non-Customer Entity involve the transfer of a majority ownership interest and/or a controlling interest in the Affiliate or Subsidiary to an HSD Competitor (as defined in Section 4.8.5, below), HSD shall not be required to grant any such temporary license and/or allow any such Affiliate or Subsidiary to continue its use of the Software under this Agreement after the merger, reorganization or sale of substantially all of the assets of the Affiliate or Subsidiary, should any such access/use include access to and/or use of the Source Code.

          4.7.2 EXCEPTION TO USE BY HSD COMPETITOR. Notwithstanding anything to the contrary in Section4.7.1, above, HSD will consider providing a period of transitional use to an Affiliate or Subsidiary that is being merged into or acquired by an HSD Competitor which will obtain the majority ownership or controlling interest of the Affiliate or Subsidiary provided that the HSD Competitor provides HSD with a written plan/proposal to ensure HSD's Confidential Information and HSD's Source Code are fully protected. It is mutually understood and agreed that HSD will make a good-faith evaluation of any such plan/proposal with the understanding that HSD's approval of any such plan shall not be unreasonably withheld and/or delayed.

     4.8 USE OF SOFTWARE BY CUSTOMER WHEN CUSTOMER MERGING, REORGANIZING OR SELLING SUBSTANTIALLY ALL OF ITS ASSETS. In the event of a merger or reorganization, in which Customer is not the surviving entity or the sale of substantially all of the assets of Customer to a Non-Customer Entity, HSD agrees this license to use the Software under the same terms and conditions of this Agreement will transfer to the new owner-entity subject to the following sub-provisions of this Section 4.8

          4.8.1 Any transfer of this Agreement under Section 4.8 above shall be subject to the new owner-entity's agreement to be bound by its terms and further provided that should the new-owner entity be an HSD Competitor (as defined below) the new-owner-entity will not be entitled to any rights of possession, use and/or access to the Source Code.

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          4.8.2  In the event such a transfer of this Agreement under Section
                 4.8.1 above is to an HSD Competitor, Customer will provide HSD with prior notice of the closing of any such merger, reorganization or sale to the extent feasible and consistent with applicable law and/or regulation.

          4.8.3 Prior to the completion of any transfer of this Agreement to an HSD Competitor under Section 4.8 above , Customer will deliver the Source Code (both the HSD unmodified Source Code and the Customer-modified versions thereof together with any associated Technical Documentation) to an independent third party that is not an HSD Competitor (such as the Integrator which for the purpose of this Agreement means the entity assisting Customer with the implementation of, and related
                 services for, the Software).   Any such third-party entity
                 will be authorized under an agreement with HSD to possess and use the Software (including the Source Code) for the balance of the term of this Agreement and any renewal term for the purpose of supporting the new owner-entity's licensed use of the Software and HSD agrees to negotiate with this third party in good-faith in recognition of the need to timely complete any such agreement concerning the third party's possession and use of the Software and Source Code to assist the new owner prior to the completion of the transfer of the Agreement. The rights of use granted to any such third party by HSD will be consistent with the applicable rights granted to Customer under this Agreement for the purpose of allowing the new-owner to continue to use the Object Code in a manner that protects HSD's Trade Secrets, Source Code and other confidential proprietary interests.

          4.8.4 Prior to the completion of any transfer of this Agreement under Section 4.8.1 above to an HSD Competitor Customer will delete any/all Source Code on any of its internal systems and certify to HSD that all such material has been timely deleted/destroyed.

          4.8.5 For purposes of this Agreement, an "HSD Competitor" is defined as any of the entities as set forth in Attachment
                 4.8.5 to this Agreement, which Attachment may be updated from time to time as necessary/applicable subject to the mutual agreement of the Parties.

     4.9 ASSIGNABILITY. Customer may assign this Agreement to a Subsidiary or Affiliate and HSD may likewise assign this Agreement to a subsidiary or affiliate, provided that the other Party is given at least thirty (30) days prior written notice of any such intended assignment and provided that the prospective assignee is not an HSD Competitor other than as provided for in Sections 4.7 and 4.8 or Customer competitor which for the purpose of this Agreement is considered to be any entity that provides the same services or similar services as is provided by Customer and its Subsidiaries and Affiliates. Any such assignment shall be subject to the prior written agreement of the entity to which the assignment is being made affirming that it will abide by the terms of this Agreement.

5.   TERM OF AGREEMENT, TERM OF RELATED AGREEMENTS AND LICENSE FEES

     5.1 TERM. The term of this Agreement shall be ten (10) years from the Effective Date unless terminated as provided under the applicable termination provisions of this Agreement. The Agreement may be extended for two additional ten (10) year renewal terms in consideration of the license renewal fee specified in Schedule A.

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     5.2  TERM OF RELATED AGREEMENTS  Any Implementation Agreement and/or
          Support Agreement which is in-force at the time of any termination of the License Agreement (or the expiration of its term or any extension thereof) will automatically terminate as of the date of any such termination or expiration of the term of the License Agreement.

     5.3 LICENSE FEES. The Software license fees ("License Fees") are specified in Schedule A, which Schedule is attached hereto and incorporated into/made a part of this Agreement by this reference.

     5.4 GROWTH OF MEMBERSHIP. In the event that Customer incurs membership growth that will be processed by, and use, the Software, whether the growth is by the Customer acquiring or merging with another entity or the growth occurs from the purchase of Customer by a third party, [*]

     5.5 THIRD PARTY SOFTWARE. It is mutually understood and agreed that for any third-party software products acquired in conjunction with the Software, Customer will be required to obtain rights of use in a manner consistent with the practices of each such third party vendor.

     5.6 TAXES. All local, state, and federal sales, use, personal property, or other similar taxes or duties relating to this license or to Customer's operation of the Software, (excluding taxes based on HSD's revenue, profit or income) shall be the exclusive obligation of Customer. Payment of said taxes shall be Customer's obligation independent of its obligation to pay License Fees.

6.   WARRANTIES

     HSD represents and warrants to Customer as follows:

     6.1 CONFORMANCE TO DOCUMENTATION AND SPECIFICATIONS. The Software used in Production by Customer in Release Sequence 1a of Attachment 6.1 of this Agreement (the "[*] Release Sequence"), will perform in a manner consistent with its Specifications for a period of thirty (30) days from the date of its first Production use (the "Warranty Period") when installed and operated on a Designated System.


          6.1.1 REMEDIES/CORRECTIVE ACTION. It is mutually understood and agreed that the remedies/corrective action for any breach of the warranty set forth in Section 6.1 will be as set forth in Sections 2.6.1, Section 2.7.1(a) and 2.7.1(b) of the Support Agreement entered into in conjunction with this Agreement.

          6.1.2 WARRANTY PERIOD EXTENSION. In the event that Customer encounters a Priority 1 or Priority 2 Verified Program Error (as described in the Diamond Issues Classification Table in
                 Section 2.6.1 of the Support Agreement) the Warranty Period will be extended by the amount of the time that Production is halted as a result of any such Verified Program Error ("The Warranty Period Extension").

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     6.2  [*] RELEASE SEQUENCE - ADDITIONAL SUPPORT AGREEMENT FEES
          PROVISION.
          HSD warrants that its Support Agreement Fees set forth in Section III of Schedule A will be billed to Customer as specified in said
          Section III. HSD further warrants that the billing increments for "[*] Release Sequence 1c ("Claims & Capitation") and "[*] Release Sequence 2 ("Membership") as identified in Attachment 6.1 to this Agreement will not be required to be paid by Customer for the first thirty (30) days of Production of the Software included in [*] Release Sequences 1c and 2 as specified in Section III of Schedule A.

          6.2.1 Remedies/EXTENSION OF SUPPORT FEE PROVISIONS. In the event that Customer encounters a Priority 1 or Priority 2 Verified Program Error (as described in the Diamond Issues Classification Table in Section 2.6.1 of the Support Agreement) in using each additional Release in Production as described in Section 6.2, above, Section 2.7.1 of the Support Agreement shall be applicable and the thirty (30) day period in which the Support Agreement fees are not payable will be extended by the amount of time that Production is halted as a result of any such Priority 1 or Priority 2 Verified Program Errors.

     6.3  CONDITIONS OF WARRANTIES.  The warranties set forth in Sections
          6.1 and 6.2 above shall be conditional upon the Software being operated on a Designated System and the Software not having been modified other than by HSD, [*] (in its capacity as the Integrator) by or on behalf of HSD at HSD's request, or by an IT Service Provider in its capacity described in Sections 4.5 and 4.6, above.

     6.4  EXCEPTIONS TO WARRANTIES IN SECTION 6.1 AND 6.2.  Notwithstanding
          Section 6.3 above, the warranties set forth in Sections 6.1 and
          6.2 will remain in effect in the event that HSD can/will not support the Software as required under the Support Agreement (and any renewal thereof). Should Customer find it necessary to engage a third party to render such support services, Customer will make commercially reasonable efforts to have any such replacement services rendered by a nationally recognized and/or well-known company and will use commercially reasonable efforts to obtain written non-disclosure/confidentiality agreements as part of any such support service arrangements in order to help protect the Source Code.

     6.5 YEAR 2000 WARRANTY. HSD warrants the Software provided under this Agreement will automatically and accurately process calendar dates (including leap year dates) and date calculations for all dates prior to, through and beyond January 1, 2000 and that any such processing shall not require Customer to invoke special procedures (hereinafter referred to as "Year 2000 Compliant" or alternatively "Y2K Compliant"). In addition, HSD warrants that the Software operates on versions of the UNIX operating system, PowerBuilder (or a successor development tool) and Oracle database which have been certified by their respective vendors to be Year 2000 Compliant.

     6.6 OPERATING SYSTEM. HSD will make commercially reasonable efforts to remain on the current version of the UNIX operating system of the Designated System(s), PowerBuilder (or a successor development tool) and the Oracle database during the term of the Support Agreement associated with this Agreement. In the alternative the Software will remain compatible with a vendor supported version of the UNIX operating system of the Designated System(s), PowerBuilder (or a successor development tool) and the Oracle database for the term of the Support Agreement associated with the Agreement.

     6.7 RESTRICTIVE DEVICES. HSD warrants the Software does not and will not contain, at

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          the time of delivery to Customer, any disability virus, self-help code, program dependency feature or other device or software routine (including any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other computer software routines) designed to permit unauthorized access to, disable (whether through the passage of time or under the control of a Person other than Customer), erase or otherwise harm or interrupt the continued usage of the Software.

     6.8 SOFTWARE MEDIA. HSD warrants the media in which the Software is provided shall be new media/previously unused and of good quality.

     6.9 TITLE TO SOFTWARE. HSD warrants it owns and/or has full license or marketing rights to the Software and has the right to grant the license hereunder and the other rights contained herein.

     6.10 NO BREACH OF ANY OTHER AGREEMENT. HSD warrants the execution and delivery of this Agreement by HSD and the performance of this Agreement by HSD does not and will not constitute a breach of any agreement binding on HSD.

     6.11 NON-DISTURBANCE IN USE OF SOFTWARE. HSD warrants Customer shall be entitled to use the Software without disturbance, subject to its continued and ongoing compliance with the terms of this Agreement.

     6.12 EXCEPTIONS TO WARRANTIES. The foregoing warranties other than as provided for in Section 6.3 above, shall not be deemed to cover any components of the Software created by Customer and/or on Customer's behalf by other than HSD or on behalf of HSD at HSD's request.

     6.13 THIRD PARTY INFRINGEMENT. To the best of HSD's knowledge, the use by Customer of the Software in accordance with the terms of this Agreement does not violate or infringe any patent rights or other intellectual property rights of any third party; provided, however, that this representation shall not be deemed to cover any components of the Software created by Customer and/or on Customer's behalf by other than HSD or created on behalf of HSD at HSD's request.

     6.14 NO ACTIONS, SUITS OR PROCEEDINGS. HSD warrants there are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on HSD's ability to fulfill its obligations under this Agreement. HSD further warrants that it will timely notify Customer should HSD become aware of any action, suit or proceeding, pending or threatened, which will have a material adverse effect of HSD's ability to fulfill its obligations to Customer under this Agreement.

     6.15 CAPABILITY TO PERFORM. HSD warrants that it is financially capable of fulfilling all requirements of this Agreement, is appropriately staffed to fulfill its obligations under this Agreement and the Support and Implementation Agreements and that HSD is a validly organized entity authorized to enter into the Agreement.

     6.16 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PRECEDING IS HSD'S ONLY WARRANTIES CONCERNING THE SOFTWARE, AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND
          REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

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7.   THIRD-PARTY INTELLECTUAL PROPERTY INFRINGEMENT WARRANTY

     7.1 DEFENSE AND PAYMENT. At HSD's expense, HSD shall defend, indemnify and hold harmless Customer and its Subsidiaries and Affiliates against any claim that the Software infringes the intellectual property rights of another person or entity and shall pay all costs, damages, losses, liabilities and expenses awarded as a result of such claim. To qualify for such defense and payment, Customer shall comply with the applicable procedure/process set forth in Section 8, below.


     7.2 LIMITATION ON HSD'S INDEMNIFICATION OBLIGATIONS. HSD's liability or obligation under the preceding Section 7.1 shall be reduced or eliminated (on a comparative fault basis) to the extent that any such claim is based upon (i) the misuse and/or modification of the Software by other than HSD (or on behalf of HSD at HSD's request);
          (ii) Customer's use of the Software in combination with other than a Designated System or Third Party Software specified for use with the Software in the Documentation and/or as otherwise approved in writing by HSD for use with the Software, (iii) Customer's failure to timely use/employ corrections and/or Enhancements to the Software made available by HSD with the understanding that any such corrections and/or Enhancements will be provided to the Customer at no additional fee.

     7.3 CUSTOMER'S DEFENSE OF HSD. In the event of any such infringement claim against HSD arising under Section 7.2, above, Customer shall defend HSD against any such claim and pay all costs and damages awarded as a result of such claim provided that HSD complies with the procedure/process set forth in Section 8, below to the extent that HSD incurs any liability, cost and/or expense attributable to any such infringement claim.

     7.4 ALTERNATIVE INFRINGEMENT REMEDY. If any portion of the Software becomes the subject of an infringement claim that results in a curtailment of Customer's use of the Software, HSD shall use commercially reasonable efforts to: (i) on an expedited basis seek to procure for Customer the right to continue to use the Software; or (ii) replace the Software with non-infringing alternatives that are substantially equivalent on all material functions of the Software; or (iii) modify the Software in a manner which causes it to function substantially the same as it had prior to modification so that it becomes non-infringing. For the purpose of this
          Section 7.4, it is mutually agreed that commercially reasonable efforts shall mean that HSD will incur costs up to the dollar value of the License Fees paid by Customer to HSD under this Agreement, (including the Source Code License Fee) with these costs being reduced each year from the Effective Date of the Agreement by the amount of the annual amortization of the Software, based on a ten (10) year straight line amortization schedule beginning as of the Effective Date of this Agreement.

     7.5 ALTERNATIVE ARRANGEMENTS. Should HSD be unable to secure any of the options specified in Section 7.4, above, the Parties will meet and confer in order to explore other alternatives to allow Customer's use of the Software.

8.   INDEMNIFICATION PROCEDURE FOR THIRD-PARTY INTELLECTUAL PROPERTY CLAIMS

     8.1 PROCEDURE. Within five (5) days after receipt of written notice by the party seeking indemnification (the "Indemnitee") of the assertion or the commencement of any Claim, demand, action, cause of action or other proceeding by a third-party, whether by legal process or otherwise (a "Claim") with respect to any matter within the scope of Section 7, above, the Indemnitee

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          shall give written notice thereof to the Party from whom
          indemnification is sought pursuant hereto (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided, however, that the failure of the Indemnitee to give the Indemnitor such prompt written notice will not relieve the Indemnitor of its obligations hereunder except to the extent such failure results in prejudice to Indemnitor's defense of such Claim. Within ten (10) days following receipt of written notice from the Indemnitee relating to any Claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the Indemnitor shall notify the Indemnitee in writing that the Indemnitor shall assume control of the defense and settlement of such Claim.

     8.2 SOLE CONTROL. The Indemnitor will be entitled to have sole control over the defense and settlement of any such Claim; provided, however, that the Indemnitee will be entitled to participate in the defense of such Claim and to employ counsel at its own expense to assist in the handling of such Claim.

     8.3 FAILURE TO PROVIDE DEFENSE. If the Indemnitor fails to assume or provide a reasonable defense of any such Claim, then the Indemnitee may assume the defense of any such Claim at the cost and expense of the Indemnitor. The Indemnitor shall reimburse Indemnitee for its costs and expenses incurred as a result of Indemnitor's failure to assume or provide a reasonable defense of such Claim subject to a determination under Section 15, below (Dispute Resolution) that a duty of indemnity was owed to the Indemnitee.

     8.4 ASSISTANCE. The Indemnitee shall provide reasonable assistance to the Indemnitor (at the Indemnitor's expense), including reasonable assistance from the Indemnitee's employees, agents and independent contractors, as applicable.

     8.5  INFRINGEMENT INDEMNIFICATION OBLIGATIONS.  The provisions of
          Section 7 above state the entire obligation of the Parties to each other with respect to the claims as defined in Section 7. The requirements of this Section 8 shall apply to the extent they do not conflict with any of the provisions of Section 7, above.

9.0  GENERAL INDEMNIFICATION.

     9.1 INDEMNIFICATION. Subject to the conditions specified in Section 9.2, below, the Parties will indemnify, defend, and hold each other and their respective Affiliates, Subsidiaries, directors, officers, employees and agents harmless from and against any and all claims, losses, liabilities, obligations and expenses including reasonable attorneys fees, based on bodily injury, including death, or damage to property resulting from the negligence or willful misconduct of the other Party's employees or agents. Each Party shall also at its expense, indemnify, defend and hold the other Party harmless from and against any claim with respect to withholding taxes, workmens' compensation, employee's benefits or any other claim, demand, liability, damage or loss of any nature relating to any of its employees or agents.

     9.2 INDEMNIFICATION PROCEDURE. The procedure for seeking indemnification shall be as set forth in Section 8.
          Indemnification Procedure for Third Party Intellectual Property
          Claims.

     9.3 EXCEPTION. The Parties obligations under this Section 9 shall not apply to the extent that any claim is covered by the Indemnitee's workers' compensation insurance coverage. The Parties herewith agree to a mutual waiver of subrogation with respect to any such claims covered by their respective workers' compensation insurance coverage.

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10.  LIMITATION OF LIABILITY

     10.1 CONSEQUENTIAL/INDIRECT/INCIDENTAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM, WHETHER IN CONTRACT, EQUITY, NEGLIGENCE OR OTHERWISE AND REGARDLESS OF THE CAUSE OF SUCH DAMAGES EVEN IF SUCH DAMAGES WERE FORESEEABLE.

     10.2 DOLLAR LIMITATION OF LIABILITIES. IF EITHER PARTY SHALL BECOME LIABLE TO THE OTHER PARTY FOR ANY MATTER RELATING TO OR ARISING FROM THIS AGREEMENT, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE OR OTHERWISE, THE AGGREGATE AMOUNT OF DAMAGES RECOVERABLE AGAINST THE LIABLE PARTY WITH RESPECT TO ANY AND ALL BREACHES, PERFORMANCE, NONPERFORMANCE, ACTS OR OMISSIONS HEREUNDER SHALL NOT EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF THE LICENSE FEE AND SOURCE CODE LICENSE FEE THAT HAVE BEEN PAID BY CUSTOMER (OR ARE OWED TO HSD) UNDER THIS AGREEMENT.

     10.3 EXCEPTIONS.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS
          SECTION 10, IN THE EVENT OF A MATERIAL BREACH OF THIS AGREEMENT RELATING TO THE SOURCE CODE, EITHER PARTY'S TRADE SECRETS INCLUDING THE UNAUTHORIZED USE OR DISCLOSURE AND/OR DISTRIBUTION OF STRATEGIC CUSTOMER ENHANCEMENTS, THE AMOUNT OF ANY DAMAGES CLAIMED AND/OR AWARDED HEREUNDER SHALL NOT BE SUBJECT TO THE DOLLAR LIMITATION OF LIABILITY RECOVERABLE UNDER SECTION 10.2, ABOVE.

11.  NON-SOLICITATION OF PERSONNEL

     Neither Party shall solicit the employment/engagement of the services of, offer employment to, employ or contract with the other Party's personnel who are performing such activities and services under this Agreement in any capacity (including as an employee, consultant or independent contractor) without first obtaining the written permission of the Party employing/engaging any such individual. The term of this provision shall be for the duration of each such individual's involvement in providing any services related to this Agreement and for a period of 12 months following the termination of that individual's rendering of any such services.

12.  TERMINATION.

     12.1 MATERIAL DEFAULT/BREACH. In the event of a claim of a material default/breach, the Party alleging any such material default/breach shall give written notice of the alleged material default/breach, which notice shall specify the nature of any such material default/breach in sufficient detail to allow the receiving Party to investigate same in the interest of being able to respond thereto.

     12.2 CURE PERIOD. This Agreement may be terminated by the Party alleging a material breach/default sixty (60) days after the date of such notice is given to the other Party (the "Cure Period") unless: (a) the material default/breach is corrected within such sixty (60) day period; or (b) if it is not possible to correct within such

 [*] Confidential portions omitted and filed separately with the Commission BSCA-HSD DIAMOND 950 C/S LICENSE AGREEMENT FINAL EXECUTABLE (12-31-98)-PAGE 18
          sixty (60) days, the defaulting Party commences correction within sixty (60) days and proceeds diligently to a cure, or (c) the matter remains a subject of disagreement between the Parties and the process of dispute resolution has been initiated under Section 15 below. The general cure provision of this Section 12.2 shall not apply to those provisions of this Agreement which have provided for specific remedies for a breach of those provisions. For a material breach relating to the Source Code, Trade Secrets and/or the unauthorized use, disclosure and/or distribution of [*] any such breach will be subject a [*] Cure Period. Notwithstanding anything to the contrary in the preceding sentence, the Cure Period may be extended in the discretion of the Party alleging the breach on the basis of an action plan to cure the alleged breach which action plan is acceptable to the Party alleging the material default/breach.

     12.3 REMEDIES/RETURN OF SOFTWARE. Subject to Section 12.4 below, upon termination or expiration of this Agreement, the Customer shall, within ten (10) days, return the Software to HSD. Termination of this Agreement or any license granted herein shall not limit either Party from pursuing any other remedies available to it at law or in equity, subject to the limitations set forth in this Agreement.

     12.4 RETENTION OF LICENSE/USE OF SOFTWARE. Notwithstanding anything to the contrary in this Agreement, in the event of an uncured material/default breach of this Agreement by HSD that is confirmed under Section 15 (Dispute Resolution) below, this Agreement and the Source Code Addendum shall not terminate and Customer's use of the Software, including the Source Code, shall continue subject to the terms and conditions of this Agreement for the balance of its remaining term and any applicable renewal terms (should Customer elect to renew), with the exception of the fees provision of
          Section 5. The determination of whether Customer owes any unpaid license fees to HSD after the date of the uncured breach will be determined by the Dispute Resolution mechanism as set forth in
          Section 15.

13.  THIRD-PARTY SOFTWARE PRODUCTS

     Third-party Software license fees for software products used in conjunction with HSD's Diamond Software are specified in Schedule A. Applicable third-party licenses are provided to Customer as attachments to Schedule A.

14.  SUPPORT AND IMPLEMENTATION AGREEMENTS

     Separate Support and Implementation Agreements will be executed by the Parties at the time of the execution of this License Agreement and/or at such time as the Parties may otherwise mutually agree.

15.  DISPUTE RESOLUTION

     15.1 INFORMAL RESOLUTION. Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve any dispute, controversy or claim arising under or in connection with this Agreement (a "Dispute") informally, as follows:

          15.1.1 MEETING. Representatives of HSD and Customer shall meet as promptly, as often, and for such duration as the Parties deem necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute.

 [*] Confidential portions omitted and filed separately with the Commission BSCA-HSD DIAMOND 950 C/S LICENSE AGREEMENT FINAL EXECUTABLE (12-31-98)-PAGE 19

          15.1.2 REFERRAL TO STEERING COMMITTEE. If the HSD and Customer representatives are unable to resolve the Dispute within 15 days after the referral of the Dispute to them, then the matter will be referred to the Executive Steering Committee (referred to below in Section 15.2) which will meet as promptly, as often, and for such duration as the Parties reasonably deem necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute.

     15.2 EXECUTIVE STEERING COMMITTEE. The Parties shall establish a steering committee (the "Executive Steering Committee") to monitor and address issues arising with respect to the Software and the performance by the Parties of their obligations hereunder. The Executive Steering Committee will serve as a second level for Dispute resolution should the Parties be unable to resolve the Dispute at an informal level.

          15.2.1 REPRESENTATIVES ON THE EXECUTIVE STEERING COMMITTEE. The Parties shall mutually determine the number of representatives they will assign to the Executive Steering Committee. Each Party may replace its members of the Executive Steering Committee after providing the other Party with reasonable advance written notice and after consultation with the other Party. Each Party shall use reasonable efforts to minimize the turnover of individuals serving on the Executive Steering Committee.

          15.2.2 MEETINGS. The Executive Steering Committee shall meet at such times and places as are agreed upon by the Parties. Each Party's representatives on the Executive Steering Committee shall have the responsibility to notify that Party's senior management of material issues considered and material actions taken, by the Executive Steering Committee.

          15.2.3 IMPLEMENTATION OF ARBITRATION. Implementing arbitration to resolve the Dispute may not be commenced until the earlier of:

                 (a) The good faith determination by the Executive Steering Committee that an amicable resolution through continued negotiation of the matter does not appear likely; or

                 (b) Thirty (30) days following the date that the Dispute was first referred to the Executive Steering Committee.

     15.3 ARBITRATION PROCESS. In the event that the Dispute is not resolved after a good faith effort under the process described above in this Sections 15.1 and 15.2, then, at the request of either Party to this Agreement, the Dispute shall be subject to final and binding arbitration pursuant to the rules of the American Arbitration Association under the procedure specified below.

          15.3.1 Any Dispute submitted to arbitration shall be convened at the location of the city of the headquarters of the Party not initiating the arbitration and shall be conducted by a three-person arbitration panel from a commercial alternative dispute resolution organization. The Parties shall each choose one arbitrator from the list of arbitrators supplied by the dispute resolution organization, which panel must include arbitrators with large system software industry experience. The two selected arbitrators will then select the third member of the panel and the arbitration hearing will be scheduled within 30 days of the initiation of the arbitration process.

 [*] Confidential portions omitted and filed separately with the Commission BSCA-HSD DIAMOND 950 C/S LICENSE AGREEMENT FINAL EXECUTABLE (12-31-98)-PAGE 20

          15.3.2 California law shall be applied in any such arbitration without reference to its choice of law statutes and the arbitrators' findings will include a detailed summary of the law as it applied to the award and/or findings of the arbitration panel. Depositions may be taken and discovery may be conducted in any arbitration under this Agreement subject to limitations imposed by the arbitrators.

          15.3.3 Any judgment upon any award and/or findings rendered by the arbitrators may be entered by any state or federal court having jurisdiction thereof and the attorney fees and cost provisions of this section shall also apply to the entering of judgment and/or its enforcement.

     15.4 EQUITABLE RELIEF. Notwithstanding anything to the contrary in this Section15, it is jointly acknowledged and understood that either Party may seek expedited equitable judicial remedies such as temporary restraining orders with respect to any material breach/actions that exposes either Party to the prospect of irreparable harm (such as a breach relative to the use or protection of the Source Code, Trade Secrets and/or Strategic Customer Enhancements).

     15.5 VENUE. Disputes under Section 15.4, above, shall be subject to judicial action under California law with venue in Oakland, California except to the extent preempted by applicable federal law, notwithstanding anything to the contrary in this Section 15.

     15.6 ATTORNEY FEES. The prevailing Party under any arbitration and/or judicial action under this Section 15 shall be entitled to an award of its attorney fees and applicable costs, including those associated with appeals of any judgment and/or actions associated with the enforcement of any such judgment, the entry of judgment based on an arbitration award and/or the enforcement of any such award.

     15.7 CONTINUED PERFORMANCE. Notwithstanding anything to the contrary in this Section 15, both HSD and Customer's will continue to perform their obligation under this Agreement and the Support and Implementation Agreements during the dispute resolution process. Customer's use of the Software and/or associated HSD services (such as implementation, support and/or consulting) will not be suspended during the dispute resolution process provided that Customer continues to otherwise perform as required under this Agreement and/or any associated agreement (such as the Support and Implementation Agreements). Customer's continued performance referenced in the preceding sentence shall include the timely payment of amounts invoiced by HSD for services rendered and expenses incurred except with respect to any amounts which are subject to a good-faith dispute of which HSD has received prior written notice.

16.  GENERAL PROVISIONS

     16.1 NOTICES. All notices given hereunder shall be in writing and sent by telefax/facsimile and/or an internationally recognized courier such as DHL to the addresses and/or telephone numbers below, which information may be changed by notice conforming to the requirements of this Notice Section. Notices delivered by telefax and/or courier shall be deemed received on the date of

 [*] Confidential portions omitted and filed separately with the Commission BSCA-HSD DIAMOND 950 C/S LICENSE AGREEMENT FINAL EXECUTABLE (12-31-98)-PAGE 21
          successful transmission thereof if received during business hours or otherwise on the next business day following its receipt.

          CUSTOMER: California Physicians' Service dba Blue Shield of California
          50 Beale St.
          San Francisco, CA 94105
          Attention:  President
          Facsimile:  415-229-5056

          HSD: Health Systems Design Corp.

          1330 Broadway, Suite 1200
          Oakland, California 94612
          Attention:  Legal Department
          Facsimile:  510 763-2081

     16.2 INSURANCE. HSD has and shall retain in effect during the term of this Agreement, errors and omissions insurance ("E&O") in the minimum amount of Five Million Dollars ($5,000,000) per claim in any one policy year and Five Million Dollars ($5,000,000) annual aggregate for itself and general liability insurance in the amount of Three Million Dollars ($3,000,000), and workers compensation in the statutory amount or if none, a reasonable amount for a company of similar size to HSD. The liability insurance shall: (i) name Customer as an additional insured, including without limitation, as an insured with respect to third party claims or actions made or brought directly against Customer or against Customer and HSD as co-defendants and arising out of or in connection with this Agreement, (ii) contain a provision that Customer, although named an insured, shall nonetheless be entitled to recovery for any loss suffered by Customer as a result of HSD's negligence, (iii) be written as a primary policy not contributing with any other coverage which Customer may carry, and (iv) stipulate that Customer shall receive thirty (30) days prior written notice of any cancellation or reduction in coverage. HSD shall provide Customer with a copy of its insurance policies, upon request. Any insurance proceeds payable and/or other benefit to Customer that becomes payable/is received under this Section 16.2 shall be subject to Section 10. Limitation of Liability set forth in this Agreement.

     16.3 WAIVER. No term and/or provision of the Agreement, the Source Code Addendum, the Support Agreement, and the Implementation Agreement shall be deemed waived and/or any breach excused unless such waiver or consent is specified in writing and signed by the Party claimed to have waived and/or consented. No such consent and/or waiver, whether express or implied, shall constitute a consent, waiver and/or excuse for any other, different or subsequent breach.

     16.3 INDEPENDENT CONTRACTORS. The Parties specifically acknowledge and agree that, in the exercise of their rights and the performance of their duties under this Agreement, they are and will be independent contractors. Neither Party will bind or attempt to bind the other Party to any contract or other obligation, and neither Party will represent to any third party that it is authorized to act on behalf of, or bind, the other Party.

 [*] Confidential portions omitted and filed separately with the Commission BSCA-HSD DIAMOND 950 C/S LICENSE AGREEMENT FINAL EXECUTABLE (12-31-98)-PAGE 22

    16.4 FORCE MAJEURE. The obligations of the Parties to perform under this Agreement shall be suspended to the extent that any such performance cannot be rendered by reason of matters beyond the control of the affected Party, including Acts of God, war and/or insurrection.

    16.6 HEADINGS. The headings and subheadings in this Agreement are provided for convenience only and will not control the interpretation of the Agreement.

    16.7 SEVERABILITY. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to a final judicial decree or decision, the remainder of this Agreement will remain valid and enforceable according to its terms and the Parties will attempt in good faith to agree upon a substitute provision for the invalid or unenforceable provision.

    16.8 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

    16.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. Both Parties hereby consent to the personal jurisdiction of the courts located in the State of California for the resolution of those disputes, which are subject to judicial resolution under the terms of this Agreement.

    16.10 SURVIVAL. The provisions of those Sections hereof regarding indemnification, remedies, limitation of liability, dispute resolution and this provision regarding survival shall survive any termination or expiration of this Agreement for a period of ten
          (10) years. The post-termination survival of the provisions relating to Confidential Information shall be governed by Section 4, above.

    16.11 RULE OF CONSTRUCTION. In the event any dispute arises with regard to the interpretation of any term of this Agreement, or any other document referred to herein, the Parties agree that the drafting of this Agreement or any other instrument referred to herein, shall not be deemed that of any one Party or their agent and that any rules of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be applicable.

    16.12 AMENDMENTS. Changes to this Agreement shall be valid only if in written form and signed by the Parties.

    16.13 USE OF NAMES AND MARKS. The Parties each reserve the right to control the use of their respective business names, trademarks/servicemarks currently existing or later established and neither Party shall use the other's name, trademarks or servicemarks without the other's prior written consent, which consent shall not be unreasonably withheld and/or delayed. This provision shall also apply to logos and commercial symbols generally/publicly known to be associated with either Party.

    16.14 ENTIRE AGREEMENT.  This Agreement and the Schedules and
          Attachments referenced herein together with the Source Code Addendum, Support Agreement and Implementation Agreement represent the entire understanding between the Parties and supersedes any and all prior understandings between the Parties, whether verbal or written. Referenced Schedules and/or Attachments shall be deemed incorporated into and made a part of this Agreement by reference.

 [*] Confidential portions omitted and filed separately with the Commission BSCA-HSD DIAMOND 950 C/S LICENSE AGREEMENT FINAL EXECUTABLE (12-31-98)-PAGE 23

17.  EXECUTION

This Agreement shall be effective as of the Effective Date notwithstanding any date to the contrary associated with its execution by the duly authorized signatories specified below. This Agreement may be executed in counterparts, each of which will be deemed an original, but which together constitute one and the same instrument.

CUSTOMER: California Physicians' Service          HSD:
          dba Blue Shield of California

Signed    /s/ Thomas S. Fischer         Signed   /s/ Russell J. Harrison
       ------------------------                 -------------------------
Name:     Thomas S. Fischer             Name:      Russell J. Harrison
Title:    SVP & CAO                     Title:     President & CEO

Date      12/31/98                      Date        12/31/98
       ------------------------                 -------------------------


 [*] Confidential portions omitted and filed separately with the Commission BSCA-HSD DIAMOND 950 C/S LICENSE AGREEMENT FINAL EXECUTABLE (12-31-98)-PAGE 24

SCHEDULE A TO THE BSCA - HSD SOFTWARE LICENSE AGREEMENT
--------------------------------------------------------------------------------

I.     DIAMOND SOFTWARE 950C/S (CURRENT VERSION) CORE SOFTWARE [*]

       CONCURRENT USERS:

       (Subject to the provisions of Section 3 of this Agreement)

STANDARD SOFTWARE MODULES CONSIST OF THE FOLLOWING:

Membership
Group
Utilization Management
Claims
Capitation
Premium Billing/Accounts Receivable
Accounts Payable
EDI (Eligibility & Claims)
Providers
Letters
Customer Service and Management Reporting
                                DIAMOND LICENSE FEES        [*]

LICENSE RENEWAL FEES:

The Agreement may be extended for two additional ten (10) year renewal terms in consideration of the payment of additional license renewal fees of [*] per renewal term.

OPTIONAL DIAMOND SOFTWARE:

HSD will provide, at no charge, the following currently available API's:
Authorizations, Membership, Professional Claims and Institutional Claims

----------------------------------------------------------------------
II.  DIAMOND 950C/S SOURCE CODE

Diamond 950C/S Source Code

(includes Data Dictionary and
Entity Relationship Model)                                        [*]
----------------------------------------------------------------------
III.  DIAMOND SOFTWARE SUPPORT MONTHLY FEES:

DIAMOND 950C/S CORE SOFTWARE :

[*] RELEASE SEQUENCE 1a - Provider Module:
(includes three (3) HSD [*] Personnel)                            [*]
----------------------------------------------------------------------
[*] RELEASE SEQUENCE 1c
Provider, Claims and Capitation Modules:
     (includes four (4) HSD [*] Personnel)                        [*]
----------------------------------------------------------------------
[*] RELEASE SEQUENCE 2
 - Provider, Claims, Capitation, and Membership Modules:
     (includes five (5) HSD [*] Personnel)                        [*]
----------------------------------------------------------------------

 [*] Confidential portions omitted and filed separately with the Commission
            BSCA/HSD - Schedule A-Draft Ex-(12-30-98) - Page 1

NOTE: To accommodate Customer's plans to implement the Software per the [*] Release Sequence, the above Monthly Fees reflect the total fees due based upon the [*] Release Sequence approach.. In the event that the Software is implemented on a basis that differs from that specified in this Section III (including changes in the [*]Release Sequence as it exists as of December
1998), the maximum monthly fee that will apply at the conclusion of any such alternative implementation approach will not exceed the [*] specified above (subject to applicable annual support fee increases as set forth in the Support Agreement).

OPTIONAL PAGER SUPPORT AS PROVIDED IN THE SUPPORT AGREEMENT:

Off-Hours Pager Support:                                                  [*]

------------------------------------------------------------------------------

IV.  THIRD PARTY SOFTWARE LICENSES FEES

IQ Report Writer for Windows License for up to 5  users:           [*]

PowerBuilder Development License (1)                               N/A

"C" Compiler (2)                                                   N/A

Oracle7 Database Software Full Use License  (3)                    N/A

(1)  This quote does not include the cost of a PowerBuilder Development
     License
(2) Customer may desire to license a "C" Compiler for use with the Diamond Software. This quote does not include the cost of a "C" Compiler (this is not distributed by HSD).
(3) Customer is required to license and install a Full Use version of Oracle7 Database software to be able to use the Diamond Software. This quote does not include the price for the Oracle software and assumes Customer will be licensing it through another distributor

------------------------------------------------------------------------------

V.  DESIGNATED SYSTEM

HARDWARE AND OPERATING SYSTEM SOFTWARE
SUN/SOLARIS, IBM RISC6000/AIX, HP9000/HP-UX, SEQUENT/DYNAX
(Designated System To Be Determined by Customer)

------------------------------------------------------------------------------

VI.  MANNER OF PAYMENT

      1.    [*]

   [*] Confidential portions omitted and filed separately with the Commission
            BSCA/HSD - Schedule A-Draft Ex-(12-30-98) - Page 2

2.   DIAMOND SOURCE CODE LICENSE FEE:

     [*] is due upon delivery of the Source Code

3.   3RD PARTY SOFTWARE:

     None licensed at this time.


4.   PROFESSIONAL/CONSULTING SERVICES:

     Billed monthly as incurred. Payment due within thirty (30) days of receipt of invoice by Customer.


5. ADDITIONAL WEEKEND AND/OR HOLIDAY SUPPORT COVERAGE AS ADDRESSED IN THE SUPPORT AGREEMENT

     Additional weekend and/or holiday Support coverage for planned operational support is available at a rate of $1000 per day (the "Base Week-End Daily Fee") and $200 per hour with the understanding that the first two (2) hours of service of each weekend day is included as part of the $1,000 Base Week-End Daily Fee. It is further understood and agreed that the availability of additional week-end/holiday service shall be subject HSD being provided at least ten (10) days notice of its request for any such extended coverage.

6.   OUT OF POCKET EXPENSES:

     Out of Pocket Expenses such as travel/living expenses are not included as part of the Implementation and Support Agreements fees and are billed monthly as incurred. Payment is due within fifteen (15) days of receipt of invoice by Customer. All travel and out-of-pocket expenses will be subject to the HSD Travel Policy and Procedures set forth in Attachment
     3.1.5 to the Implementation Agreement.

7.   LATE PAYMENTS:

     If Customer fails to make any payment within thirty (30) days of receipt of HSD's invoice, HSD may give written notice to Customer ("Notice") and Customer shall have five (5) days from the date of Customer's receipt of such notice to cure the default. Past due amounts will be subject to a late fee, calculated at an annual rate of 12% or the maximum amount allowable under applicable law (whichever is the lesser amount).

     It is mutually understood and agreed that the failure to timely remit payment shall be considered a material breach of this Agreements shall be subject to the Section 12.2 of the License Agreement.


   [*] Confidential portions omitted and filed separately with the Commission
            BSCA/HSD - Schedule A-Draft Ex-(12-30-98) - Page 3

DIAMOND-Registered Trademark- 950 C/S SOFTWARE SOURCE CODE ADDENDUM
------------------------------------------------------------------------------

1.0    PARTIES, PURPOSE, EFFECTIVE DATE AND RULE OF INTERPRETATION


       1.1 PARTIES. This addendum (the "Source Code Addendum") is part of, and shall serve to modify, the Diamond Software License Agreement ("Agreement") between California Physicians' Service dba Blue Shield of California ("Customer") and Health Systems Design-TM-Corp. ("HSD"), a California Corporation, the owner and developer of the managed healthcare software known as Diamond 950 C/S (the "Software") and shall be effective as of December 31, 1998 (the "Effective Date").

       1.2 PURPOSE. The purpose of this Source Code Addendum is to specify the terms and conditions applicable to Customer's rights of possession and use of the Software Source Code licensed to Customer.

       1.3 TERMS OF THE AGREEMENT. This Addendum shall be governed by the terms and conditions of the Agreement which shall remain in full force and effect and in the event of any conflict between the terms of this Addendum and the Agreement, the terms of this Source Code Addendum shall control.

       1.4 CAPITALIZED TERMS. All capitalized/defined terms in this Source Code Addendum shall have the same meaning as that ascribed to them in the Agreement.

2.     RIGHTS AND SCOPE OF USE GRANTED

       2.1 LICENSE GRANTED. HSD hereby grants to Customer and Customer accepts a non-exclusive, non-transferable license to use the Source Code within the United States for its internal purposes as set forth in this Section 2, the term of which shall coincide with the term of the Agreement referenced in Section 1.1, above, subject to the terms and conditions of the Agreement.

       2.2 SCOPE OF USE. Customer may use the Source Code as necessary to support and enhance its use of the Object Code under the terms of the Agreement. Those uses shall include, without limitation, the rights to modify the Software, create derivative works and develop interfaces between the Software and other software applications. Ownership of the Intellectual Property Rights in works created by Customer (or Customer's authorized third-party agents) shall be governed by the applicable sections of the Agreement.

       2.3 INTERNAL USE. Customer may use the Source Code as necessary to provide internal assistance to Customer's employees, including technical staff, the IT Service Provider, management and/or Customer personnel who will use or service the Object Code of the Software in Production.

       2.4 THIRD PARTY ACCESS. Customer may allow third party consultants to access and use the Source Code to assist Customer as necessary to its Customer's use of the Software as authorized under this Addendum. Any such access and use shall be subject to the confidentiality provisions set forth in this Addendum and as otherwise specified in the Agreement.

       2.5 COPIES. Customer may make [*] copies of, or reproduce, the Source Code version of the Software and the Technical Documentation [*]to support its internal use of the Software including one onsite backup, one archival and one offsite backup for each Customer location where the

   [*] Confidential portions omitted and filed separately with the Commission
             BSCA/HSD - Diamond 950 C/S Source Code Addendum-
                       Final Executable (12/31/98) - Page 1

              Source Code is located. All such copies will include HSD's copyright and proprietary rights notices as they appear in the Software and/or its Documentation. The media containing copies shall be labeled with HSD's copyright and proprietary rights notices.

3.0    CONFIDENTIALITY, PROPRIETARY RIGHTS PROTECTION

       3.1 CONFIDENTIALITY. Customer agrees to take all reasonable precautions to ensure the continued confidentiality of the Source Code, which precautions shall include informing Customer's applicable personnel of the proprietary nature of the Source Code and maintaining the Source Code and Technical Documentation in locked/limited-access facilities.

       3.2 RECORDS. In recognition of the confidential and highly proprietary nature of the Source Code, Customer agrees to make and retain written records of access granted to third parties (including name, address, company affiliation, nature and purpose of the access granted).

              3.2.1 In the event that the entity/person to which any such access is granted is not subject to a current non-disclosure agreement ("NDA") then Customer will obtain an NDA from any such third-party entity prior to granting access to the Source Code any person affiliated with the entity (including its employees, officers and/or consultants/contractors). The form(s) of NDA to be used for purposes of compliance with the NDA requirement of this subsection is Attachments 4.6.1- A and 4.6.1 - B to the Agreement.

              3.2.2 Customer records required under Sections 3.2 and 3.2.1 shall be made available to HSD upon not less than ten
                     (10) days prior written notice.

4.0.   UPDATES

The Source Code will be refreshed and promptly given to Customer whenever HSD makes a Software update to the Object Code, a bug fix, and Enhancement or issues a new Release of the Software provided that there is a valid Support Agreement in effect between Customer and HSD at the time of any such new Release of the Software.

5.0.   EXECUTION

This Source Code Addendum shall be effective as of the Effective Date notwithstanding any date to the contrary associated with its execution by the duly authorized signatories specified below. This Agreement may be executed in counterparts, each of which will be deemed an original, but which together constitute one and the same instrument.

CUSTOMER:  California Physicians'         HSD:
            Service
           dba Blue Shield of
           California


Signed    /s/ Thomas S. Fischer           Signed   /s/ Russell J. Harrison
       ------------------------------            ------------------------------
Name:         Thomas S. Fischer           Name:         Russell J. Harrison
Title:        SVP & CAO                   Title:        President & CEO
Date          12/31/98                    Date           12/31/98
     --------------------------------          --------------------------------





   [*] Confidential portions omitted and filed separately with the Commission
             BSCA/HSD - Diamond 950 C/S Source Code Addendum-
                       Final Executable (12/31/98) - Page 2

DIAMOND-Registered Trademark- IMPLEMENTATION AGREEMENT
-------------------------------------------------------------------------------

1.     PARTIES AND PURPOSE OF AGREEMENT

       1.1 PARTIES. This Diamond Implementation Agreement (the "Implementation Agreement") is effective December 31, 1998 ("Effective Date") and is entered into between the undersigned Customer and Health Systems Design-TM- Corp. ("HSD") in conjunction with the Diamond Software License Agreement (the "Agreement") executed by and between the Customer and HSD with an effective date of December 31, 1998

       1.2 PURPOSE. The purpose of the Implementation Agreement is to specify the terms under which Customer will receive implementation services from HSD.


       1.3 CAPITALIZED TERMS. Capitalized terms in this Implementation Agreement shall have the same meaning as specified in the Agreement.

       1.4 SURVIVAL OF DEFINED TERMS. Defined Terms or references created under this Implementation Agreement will survive the termination or expiration of this Implementation Agreement to the extent that any such Defined Terms or references are used in the surviving Agreement and/or the Support Agreement.


2.     IMPLEMENTATION MANAGEMENT

       2.1 OVERALL MANAGEMENT. The general/overall management of the implementation of the Software (hereinafter "Implementation" or "Implementation Project") will be done by Customer. HSD and the Integrator will report to Customer in its capacity as the client of both entities.

       2.2 PROGRAM MANAGEMENT OFFICE. Customer has established a management committee (the "Program Management Office" or "PMO") to oversee the implementation of the Software and related activities.

       2.3 PROGRAM MANAGEMENT OFFICE MEETINGS. The PMO will meet as necessary and appropriate for the effective management of the Implementation, including the discussion and handling of operational matters/issues that are not resolved by the joint efforts of HSD and Customer's Implementation Project managers. In the event that HSD disagrees with a PMO resolution the matter will be subject to the dispute resolution process set forth in Section 15 of the License Agreement.

3.     RESPONSIBILITIES OF HEALTH SYSTEMS DESIGN


       3.1. ASSIGNMENT OF HSD PROJECT MANAGER, ADDITIONAL STAFFING, TRAVEL AND OUT OF POCKET EXPENSES

              3.1.1. HSD RESPONSIBILITIES.  HSD will support Customer and/or the
                     Integrator in the day to day aspects of the Implementation, working with the Customer's onsite project manager and the Integrator's project manager.
                     The HSD Project Manager (as is more fully addressed in Section 3.1.2 below) will be assigned to Customer's Implementation Project on a full-time basis and will function as an HSD contact for all Customer questions and issues concerning the Software during the Implementation process. HSD will use the Customer and/or Integrator tools and methodology

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                     ("Customer Methodology") in assisting in the management of the Implementation process to enable the Integrator to give Customer reports in a consistent format.

              3.1.2. HSD PROJECT MANAGER.  HSD will assign a Project Manager
                     (the "PM") to the Customer's Implementation Project for the period beginning with the Implementation Project Meeting (as further described in Section 3.2.1 below) and continuing until Customer transitions from Implementation to support as per the process described in Section 6. of the Agreement. When the PM is not onsite at Customer's location, the PM can be contacted through HSD's Oakland offices during standard business hours/days (8 a.m. to 5 p.m. Pacific Time).

              3.1.3. HSD PERSONNEL.  HSD personnel will be assigned to the
                     Implementation Project as mutually agreed/specified by the Parties, which personnel will render services under this Implementation Agreement in a good and workmanlike manner.

                     (a) HSD PERSONNEL EXPERIENCE. Any such personnel will have professional experience as necessary and appropriate to the effective performance of the duties each is to perform under the Workplan and a summary of their relevant qualifications will be made available to Customer upon request.

                     (b) HSD PERSONNEL CONTINUITY. HSD shall make commercially reasonable efforts to maintain the continuity of personnel assigned to Customer's Implementation Project and provide sufficient project and technical resources to perform the tasks specified in the Workplan(s).

              3.14 REMOVAL OF HSD PERSONNEL. If in Customer's reasonable and good faith judgment that the results to be obtained under the Implementation Agreement may be impaired because an HSD employee who has significant contact with Customer in connection with the provision of services under this Implementation Agreement is not performing services in a reasonably satisfactory manner, then Customer may provide written notice of its objective basis for any such determination to HSD's Vice President - Client Services. If HSD decides to remove any such employee, HSD shall timely initiate commercially reasonable efforts to replace the individual with a person of suitable ability and qualifications.

              3.1.5 TRAVEL AND RELATED EXPENSES. Travel and out-of-pocket expenses for HSD Implementation Project personnel are not included in the monthly Implementation fees and will be billed separately as incurred. All expenses will be subject to the HSD Travel Policy, which is attached as Attachment
                     3.1.5 to the Agreement and incorporated by reference in this Implementation Agreement.

       3.2    IMPLEMENTATION PROJECT MEETING AND WORKPLANS

              3.2.1 IMPLEMENTATION PROJECT MEETING. Although Implementation work has been, and is being, done by HSD for Customer, an Implementation Project planning session (the "Implementation Project Meeting") will be scheduled at Customer's location at a date and time mutually acceptable to Customer, Integrator and HSD following the signing of the License Agreement and this Implementation Agreement. The Implementation

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                     Project Meeting will include, but not be limited to, a
                     detailed walkthrough of the Software for Customer's Implementation team. A primary purpose of the Implementation Project Meeting is to continue the process of working with Customer and the Integrator to further develop the Implementation workplan (the "Workplan") which Workplan will become Attachment 3.2.1 of this Agreement when finalized.

              3.2.2  WORKPLAN.  Customer has advised HSD that the Workplan will:
                     (1) define the specific tasks necessary to complete the Implementation; (2) designate the Party responsible for each such task; (3) specify scheduled completion dates associated with those tasks; (4) contain the HSD and Customer developed and/or approved performance standards/metrics, scalability, testing network loads, and testing procedures which will be incorporated into the Workplan as and when completed in a manner acceptable to the Parties pursuant to the process described in Attachment 3.10.4(B) to this Implementation Agreement; (5) project planning; (6)
                     module training;(7) Software setup/configuration;(8) gap analysis; (9) unit and regression system testing;(10) assistance with Customer policies and procedures documentation and; (11) end-user training ("train-the-trainer approach").

              3.2.3 WORKPLAN REVISIONS. The Parties understand and agree that the initial Workplan may be replaced with a revised Workplan(s) as mutually agreed which subsequent Workplan(s) will become a part of this Agreement when approved by the Parties. Requirements/services that are outside of the scope of the Workplan will be subject to separate agreements as to fees for any such additional services.

              3.2.4 WORKPLAN DISPUTE RESOLUTION In the event that the HSD and the Integrator are unable to agree upon mutually acceptable HSD services to be included in the Workplan within ninety
                     (90) days of the Implementation Project Meeting the matter will be referred to the PMO. If a Workplan is not agreed upon within fifteen (15) days of the commencement of the PMO's direct involvement in the process then the matter will be referred to the Customer for final resolution.

              3.2.5 CUSTOMER METHODOLOGY. HSD will make reasonable efforts to use the Customer Methodology as defined in Section 3.1.1, above, in preparing its work to be incorporated into the Workplan.

       3.3    TECHNICAL PRE-INSTALLATION AUDIT

              3.3.1 TECHNICAL INSTALLATION CONFERENCE. To facilitate the initial Software installation at Customer's location, a technical installation telephone conference will occur prior to the loading of the Software (which Software will be delivered to Customer within three (3) business days following the execution of the Agreement or as otherwise determined in the Workplan).

                     During this conference HSD will review a pre-installation checklist that will have been previously provided to the Customer as part of the Implementation process. The pre-installation checklist specifies both hardware and Software related tasks, which Customer must complete prior to HSD's installation of the Software and any Third Party Software obtained through HSD and/or to be implemented by HSD and this pre-installation checklist will be included as Attachment 3.3.1 to this Implementation Agreement.

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              3.3.2  CUSTOMER'S RESPONSIBILITIES.  As part of the
                     pre-installation checklist, Customer will ensure that all necessary peripheral devices (such as printers) are installed and available on the Customer's network and at least one workstation is available for HSD's remote access. After Customer notifies HSD that all tasks on the pre-installation checklist have been completed, HSD will perform a system audit (the "Initial Technical Audit") to ensure that the Customer's system is properly configured and stable prior to the loading of the Software. When completed, the Initial Technical Audit documentation will be included as Attachment
                     3.3.2 to this Implementation Agreement.

              3.3.3 CUSTOMER/INTEGRATOR/IT SERVICE PROVIDER USE OF SOFTWARE. The activities specified in Sections 3.3.1 and 3.3.2 above will be performed when necessary/appropriate should Customer elect to temporarily use/access the Software on the Integrator's or IT Service Provider's hardware or the Software that is made available and temporarily used by the Integrator or IT Service Provider to facilitate Customer's Implementation.

       3.4    TECHNICAL INSTALLATION OF SOFTWARE

              3.4.1 INSTALLATION AND TRAINING. Upon the successful completion of the Initial Technical Audit, HSD system engineers will conduct both installation and technical training activities at the Customer's site. Customer's technical staff members identified in the Workplan, are required to be on site and available during the installation process. For the Software, this Customer staffing requirement will include an experienced, Oracle-trained DBA.

              3.4.2 INSTALLATION ACTIVITIES. Installation activities include the installation and configuration of the Software on the Customer's or Customer's designee or IT Service Provider's server and installation of one or two client workstations. Unless specified otherwise, Customer or Customer's designee or IT Service Provider will be responsible for loading the Software onto all other client workstations.

              3.4.3 DIAMOND ENVIRONMENTS. HSD will install three Diamond environments: training, test, and Production on Customer's Designated System.

                     (a) TRAINING ENVIRONMENT. The training environment will contain HSD data that is used during the Implementation process for base module training, demos, and user practice.

                     (b) TEST ENVIRONMENT. The test environment will be composed of a development architecture and a run time architecture, also referred to as "Model Office". This environment will initially be empty/unpopulated and will be used to develop programs and complete both unit and integration testing during the implementation process and thereafter when the Software is in Production for on-going Enhancements or changes as-needed. The test environment is also used to install and test new Software releases and Enhancements prior to their installation into the Customer's Production environment.

                     (c) PRODUCTION ENVIRONMENT. The Production, sometimes referred to as the Operations, environment remains empty/unpopulated until the later stages of the Implementation process/Workplan when it is

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                            populated with data from the test environment in
                            preparation for the initial Production use of the Software. Each of the three Diamond environments specified in this Section 3.4.3 must be maintained during the Implementation process and continued throughout Customer's Production use of the Software.

       3.5    TECHNICAL TRAINING

              Technical training is conducted at Customer's, Customer's designee or IT Service Provider site and typically requires three (3) days. It is designed for Customer's technical personnel, (such as DBA, UNIX and LAN administrators) and includes the following subject areas:

              (a)    How to install Software updates
              (b)    How to install Software workstations
              (c)    System architecture overview
              (d)    Software structure
              (e)    Network considerations
              (f)    Security setup
              (g)    Back-up procedures


       3.6    USER TRAINING SESSIONS

              The PM and/or HSD analyst will train Customer's Implementation team members at the Customer's location for the fees set forth in this Implementation Agreement. Training sessions generally require a total of 20 to 25 days and typically cover the following topics:

              (a)    Software overview
              (b)    Group and membership
              (C)    Claims processing
              (d)    Provider contracts
              (e)    Utilization review functions
              (f)    Premium billing
              (g)    Accounts receivable
              (h)    Accounts payable
              (i)    Medical Definitions
              (j)    Adjudication
              (k)    Customer Service
              (l)    Letters
              (m)    Parameters/System management
              (n)    Capitation
              (o)    Member EDI
              (p)    Professional Pricing

       3.7    CONSULTING SERVICES

              3.7.1 DEFINED/AVAILABILITY. Consulting services are not included in the standard Implementation fees. Consulting Services are defined as any actions or services not specifically covered by this Implementation Agreement and/or the Workplan(s) such as technical training other than as provided in Section 3.5, above, and assistance in the assessment of Customer's technical staffing. Consulting services will be provided by HSD during and after the Implementation Project with the prior written authorization by the Customer and will be provided at HSD's then-current rates under terms mutually acceptable to Customer and HSD. At Customer's request,

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                     HSD will provide consulting services in subject areas such as the identification of types of required interfaces and collaborating with third-party vendors to assist in the timely development of interfaces to the Software.

              3.7.2 HSD COOPERATION IN INTERFACE DESIGN. HSD will cooperate with Customer (and/or its designees) in designing system interfaces between the Software and Customer's systems/third-party software. HSD acknowledges the importance of the interfaces to the Customer's effective use of the Software and agrees to timely and effectively assist Customer to accomplish its objectives as they become known. Given the sensitive nature of information that HSD will likely provide (such as the underlying structure/design of its Software), it is mutually understood and agreed that HSD will take precautions consistent with Section 4.4 of the Agreement to protect its Confidential Information/Trade Secrets that are disclosed during the course of any such cooperation. For purposes of this Implementation Agreement an "Interface" shall be defined as the automated passing of information between two or more software applications which definition shall also apply to the Implementation Agreement and the Agreement.

              3.7.3 INTERFACE SUPPORT. It is mutually understood and agreed that the vendor that actually builds any interface as described in Sections 3.7.1 and 3.7.2 above will be the entity that warrants and supports any such interface.

       3.8    SYSTEM SET UP ASSISTANCE

              In addition to user training, HSD, as part of the Implementation, will provide assistance (as a specified Workplan element) on Software system set up, including but not limited to: recommendations on group coding schemes, suggestions for medical definitions and adjudication rule set up, recommendations on capitation model set up, and the implications of Customer's business policy and practice (of which HSD has been apprised) on the Software.

       3.9    LEGACY DATA CONVERSION

              3.9.1 ASSISTANCE WITH CONVERSION. HSD's on-site Implementation Project Management staff will assist the Customer to develop an approach for converting data in existing Legacy systems for the use of any such data with the Software. That assistance typically consists of mapping data from the Legacy system to the Software on a field by field basis that specifies where specific Legacy data fields are to be placed in the Software.

              3.9.2 ADDITIONAL CONVERSION SERVICES. HSD does not typically perform the actual conversion services necessary to electronically submit data to the Software for initial file loads. Should Customer wish to obtain those services through HSD they will be provided at HSD's then-standard rates for such services and rendered under mutually agreed to terms subject to the reasonable availability of the required HSD resources/personnel.


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       3.10   TECHNICAL PRE-PRODUCTION CERTIFICATION

              3.10.1 CUSTOMER REQUIREMENTS.  Customer will be required to prepare its operations and the Software for use in a Production environment, which preparations will include the transfer of all data built in the test environment to the Production environment.

              3.10.2 HSD ASSISTANCE.  While Customer is undertaking the
                     requirements set forth in Section 3.10.1 above, HSD's system engineers will be available to guide and assist Customer in activities associated with creating and sizing the Production environment. Once the Production environment is established, HSD's systems engineers will be available to assist in the transfer of data from the test to the Production environment.

              3.10.3 TECHNICAL AUDIT.  In addition to confirming the Production readiness of the Customer's database, HSD's technical Implementation staff will conduct a technical audit of the Customer's system operations. This audit and subsequent technical audit review session will typically address some (or all) of the following topics:

                     (a)    Ability to add and remove users
                     (b)    System security setup
                     (c)    Backup schedule and operational procedures
                     (d)    Typical problem-solving scenarios
                     (e)    Data import/export concepts
                     (f)    Remote support access

              3.10.4 PRE-PRODUCTION TESTING.  Pre-Production testing will be done to confirm that the Software functions in a manner consistent with the Specifications and to confirm that the Software operates in a manner nsistent with applicable Customer "Model Office" requirements/protocols which Model Office requirements/protocols will become Attachment 3.10.4(A) to this Implementation Agreement as and when they are jointly developed. It is understood and agreed that the Performance Standards will be jointly determined by HSD and Customer and will include variables such as testing procedures, the determination of applicable performance measures for the specification on the Designated System and the technical requirements for any additional Software functionality as more fully described in Attachment 3.10.4(B) to this Implementation Agreement.

4.     RESPONSIBILITIES OF CUSTOMER

       4.1    MEETING SCHEDULE

              The Customer's project manager and PM will attend meetings as required by Customer.



       4.2    TECHNICAL/CUSTOMER IMPLEMENTATION STAFF

              4.2.1 CUSTOMER PROJECT MANAGER. A qualified project manager must be assigned as the primary contact between Customer and HSD. The Customer's project manager is responsible for assigning and maintaining Customer's Implementation team members to complete the Customer assigned tasks as described in the Workplan. The Customer's project manager will provide daily user and technical support to Customer's

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                     implementation team members.  The Customer's project
                     manager is also responsible for the training of Customer's staff members outside of the Implementation team and for the updating of Customer's procedure manuals, as necessary/appropriate.

              4.2.2 CUSTOMER'S STAFF. To help ensure a successful and timely Implementation, Customer through its staff or by use of the Integrator or, its IT Service Provider other vendors/consultants, agrees to have qualified technical staff available on an ongoing basis to work with HSD during the Implementation Project. The Workplan will identify the specific technical staff requirements for each phase of the Implementation Project. Generally, these technical staff requirements will include a System Administrator, a Network Administrator, and an experienced Oracle Database Administrator ("DBA"). When HSD's PM is onsite, Customer's designated technical staff must be available on reasonable notice to facilitate implementation tasks such as release installation, user profile set-up, ensuring remote/dial-up access and to resolve system issues such as security/access.

              4.2.3 CHANGE IN CUSTOMER'S STAFF. HSD reserves the right to request that Customer assign replacement technical staff/Implementation Project staff if in HSD's good-faith professional opinion, assigned Customer personnel lack the minimum basic required skills to successfully proceed with the implementation. Any such request will be submitted in writing to Customer's CIO by HSD's Vice President of Client Services and will specify the objective reason(s) for any such request.

       4.3    REMOTE ACCESS

              4.3.1 CUSTOMER COMMUNICATIONS EQUIPMENT. One week prior to the Installation of the Software, Customer must have installed and available to HSD a means of remote access to Customer's computer system/Software environment. Current HSD communication equipment and protocols require that the Customer have at least one dedicated modem (with a baud rate of 56,000), dedicated phone line and PCAnywhere communications software to facilitate dial-in point-to-point protocol ("PPP") access. Customer agrees to make diligent efforts to keep the remote access communication equipment in good working order at all times during the Implementation process and to timely address any operational issues/failures.

              4.3.2 HSD REMOTE ACCESS. Remote access is required for all technical support in diagnosing and addressing Software and/or data problems, and may be used for the delivery of Software updates. In order to facilitate this process, Customer grants HSD the right to remotely access the Customer's test environment during the Implementation with the understanding that HSD will notify Customer, obtain Customer's approval prior to accessing the Customer's test environment and abide by the Confidential Information provisions of the Agreement.

              4.3.3 ACCESS PROBLEMS. The Implementation will be considered suspended should HSD be repeatedly unable to remotely access the system due to problems attributable to Customer's equipment (or lack of equipment) unless such problems are beyond Customer's reasonable control. Any

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                     such suspension will be subject to Section 5 of this
                     Implementation Agreement.

       4.4    SYSTEM ENVIRONMENT

              4.4.1 PRODUCTION ENVIRONMENTS. As specified in Section 3.4.3 above, Customer must maintain separate training, test and Production environments of the Software.

              4.4.2 MAINTENANCE OF PRODUCTION ENVIRONMENTS. Given the importance of maintaining these three distinct environments throughout the entire Implementation process to the success of the Implementation process, the failure of Customer to comply with this requirement may result in a suspension of the Implementation Project pending the correction of any such situation.

              4.4.3 HSD ASSISTANCE WITH CUSTOMER'S PRODUCTION ENVIRONMENTS. In the event that Customer requests HSD's assistance in addressing situations associated with the Customer's failure to properly maintain these three environments, any such assistance will be treated as a consulting function. Any such consulting services will be rendered on a time and materials basis at HSD's then current rates.

       4.5    ISSUES MANAGEMENT


              Should Customer encounter Software and/or system issues, the following procedures will apply, with the understanding that HSD will make reasonable efforts to comply with Customer's Methodology.

              4.5.1 NOTICE. As soon as feasible, Customer will complete HSD's implementation issues tracking form (an example of such will be presented by the PM at the onset of the Implementation Project) and routes the completed form to the PM.

              4.5.2 DOCUMENTATION. In addition, Customer will provide all necessary screen prints that illustrate the issue and related Diamond keywords that may be involved.

              4.5.3 TEST. Customer shall ensure that a Diamond "test" environment is available that reasonably mirrors the Production environment.

              4.5.4 HSD ACTION. Upon receipt of the material specified in the preceding subsections, the PM (or designee) will initiate the process of replicating the reported issue/problem in a comparable Diamond offsite environment in an effort to determine the source of the reported problem. Based on the outcome of this initial review and work-up, the PM will review the application set-up, explore potential workarounds, and/or submit the issue to HSD Engineering for further evaluation and disposition.

              4.5.5 REPORTS. The PM will provide periodic status updates to the Customer for any items that have been submitted to HSD engineering for evaluation and disposition.

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5.     IMPLEMENTATION DELAYS

       5.1 DELAYS. The Parties acknowledge that it is mutually beneficial for the Implementation to proceed as scheduled without interruption.

       5.2 CUSTOMER CREATED DELAYS. Should the Implementation Project be materially delayed/negatively impacted by factors attributable to Customer, (such as Customer's failure to provide effective technical staff based on objective/observable failures and/or remote access situations as generally described in this Implementation Agreement) HSD reserves the right to temporarily suspend applicable Implementation services and related activities upon ten (10) days written notice (the "Notice/Cure Period") to Customer unless the situation giving rise to such notice is corrected/cured within the Notice/Cure Period. Any such suspension of Implementation services shall continue until such time as any such situation has been corrected with the understanding that HSD will make commercially reasonable efforts to modify the priority of Workplan task(s) assigned to HSD and to re-deploy the HSD personnel assigned to the Workplan activities to other Workplan tasks in an effort to continue the Implementation process during the ten (10) day notice period specified in the preceding sentence.

       5.3 CUSTOMER'S ELECTION. Should HSD suspend Implementation services, Customer may either (1) continue to pay HSD for its Implementation personnel and HSD will continue to make these personnel available to Customer until released by Customer's written authorization, or
              (2) stop paying HSD for its Implementation personnel as of the date of HSD's suspension of services and HSD may reassign these personnel to non-Customer functions, provided it has made commercially reasonable efforts to assign these personnel to other applicable Workplan activities as provided for in Section 5.2 above.

       5.4 HSD DELAY. Should the Workplan be delayed and/or suspended for reasons attributable to HSD, the Implementation fees will be pro-rated and/or suspended/abated to the extent that any such delay and/or suspension is attributable to HSD and HSD personnel will not be reassigned from the Implementation Project.

6.     IMPLEMENTATION FEES

       The estimated duration and cost of the Implementation are specified in Schedule A of this Implementation Agreement. Fees for fully dedicated/full-time personnel are billed on a monthly basis starting with the month that the Implementation Project Meeting is held. The initial month will be billed on a pro-rata basis in the event that Implementation services begin after the fifth day of the first month of the Implementation Project or end prior to the end of the month.

7.     TRANSITION FROM IMPLEMENTATION TO SUPPORT SERVICES

       7.1 After completion of the Implementation and the expiration of the "Warranty Period" the support of Customer's Production use of the Software will transition to HSD's Support Services Department. Thereafter, Customer will receive all support services from HSD's Support Services department under the Support Agreement entered in conjunction with the Diamond License Agreement.

8.     ENHANCEMENTS

       8.1 The Workplan will address the development of Customer requested Enhancements and provide for their integration into the Software in a timely


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BSCA/HSD Diamond Implementation Agreement-(Final Executable (12/31/98) - Page 10
              manner. HSD's process for the development of Customer requested Enhancements is set forth in Attachment 8.1 to this Implementation Agreement. Attachment 8.1 also includes a comprehensive list of the Customer requested Enhancements which classifies them in terms of their importance to the Customer and sets forth the sequence in which they are to be developed and implemented. [*]

9.     TERMINATION

       9.1 TERMINATION FOR CONVENIENCE Customer may terminate this Implementation Agreement at any time for any reason by providing HSD with sixty (60) days prior written notice of such termination (the "Termination Notice Period ").

              9.1.1 COMPENSATION DURING TERMINATION NOTICE PERIOD. In the event of any such termination for convenience, Customer will compensate HSD for its Implementation services which were rendered prior to and during the Termination Notice Period.

              9.1.2 PAYMENT OF LICENSE FEES. In the event of any such termination for convenience, all License Fees shall become due and payable within thirty (30) days of following HSD's receipt of any such termination notice.

       9.2    TERMINATION FOR CAUSE.   In the event that Customer
              terminates for cause, Customer shall provide HSD with written notice thereof setting forth the reason(s) for Customer's action. HSD shall have a ten (10) day cure period (the "Cure Period") in which to correct any/all such specified basis for termination and/or otherwise address the matters under the Dispute Resolution procedures of the Agreement.

              9.2.1 COMPENSATION DURING CURE PERIOD. In the event that Customer terminates for cause, HSD will be compensated at its applicable rates as set forth in Schedule A to this Implementation Agreement for services rendered during the Cure Period.

              9.2.2 PAYMENT OF LICENSE FEES. In the event of any such termination for cause License Fees will remain due and payable as set forth in Schedule A to the License Agreement.

       9.3 AGREEMENT/IMPLEMENTATION AGREEMENT TERMINATES. Should the Agreement terminate, this Implementation Agreement will automatically terminate on the termination date of the Agreement. Upon such termination, Customer will remain obligated to pay HSD for implementation services rendered through the date of any such expiration/termination as provided for in Section 9.1.1 and 9.2.1.


       9.4 TERMINATION FOR FAILURE TO MEET THE PERFORMANCE STANDARDS. Notwithstanding any provision in the Agreement, the Support Agreement or this Implementation Agreement, should the Software fail to substantially comply with Performance Standards , as provided for in Section 4.0 of Attachment 3.10.4 (B) (under the Test Plan referenced in Attachment 3.10.4(B)) of this Implementation Agreement, the Customer may immediately terminate the Agreement, the Support Agreement and the Implementation Agreement and will pay HSD the Implementation Agreement fees and travel and out of pocket expenses for services rendered by HSD up to the date of termination. HSD shall retain the License Fees paid prior to the date of termination and the Source Code Fee but as of the date of termination, Customer shall owe no further payments to HSD. Customer shall also return the Software and Source Code to HSD.


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BSCA/HSD Diamond Implementation Agreement-(Final Executable (12/31/98) - Page 11

10.    INCORPORATION OF PROVISIONS OF LICENSE AGREEMENT BY REFERENCE

       10.1 The Agreement's terms and conditions are incorporated into and made a part of this Implementation Agreement by reference with the exception of those that are specific to the Agreement or are specifically provided for in this Implementation Agreement

       10.2 Should there be a conflict between the terms and conditions of the Implementation Agreement and the Agreement, the terms and conditions of the Implementation Agreement shall control.

11.    EXECUTION

This Agreement shall be effective as of the date of the signature by the duly authorized signatories specified below. The Parties agree that this Agreement may be executed in counterparts, each of which will be deemed an original, but which togetherand the same instrument.

CUSTOMER:     California Physicians' Service            HSD:
              dba Blue Shield of California

Signed /s/  Thomas S. Fischer             Signed /s/ Russell J. Harrison
       -----------------------                   -------------------------
Name:        Thomas S. Fischer            Name:        Russell J. Harrison
Title:       SVP & CAO                    Title:       President & CEO

Date           12/31/98                   Date         12/31/98
       -----------------------                   -------------------------

 [*] Confidential portions omitted and filed separately with the Commission BSCA/HSD Diamond Implementation Agreement-(Final Executable (12/31/98) - Page 12

                    SCHEDULE A TO IMPLEMENTATION AGREEMENT
                              IMPLEMENTATION FEES
-------------------------------------------------------------------------------

IMPLEMENTATION & TRAINING:

Implementation fees and expenses are billed on a monthly basis beginning with the first month and continuing until the completion of the last applicable [*] Release Sequence.

The Implementation Fees listed below do not include taxes imposed upon or with respect to goods or services delivered pursuant to this Implementation Agreement. Any applicable taxes (such as property taxes) imposed upon or with respect to the Software, equipment or other deliverables under this Agreement shall be the responsibility of Customer.

-    Senior Project Manager (required for term of Implementation):    [*]

-    Project Manager  (required for term of Implementation):          [*]

-    Senior Technical Resource Consulting:                            [*]


REQUIRED HSD CLASSROOM TRAINING (NOT INCLUDED IN IMPLEMENTATION COSTS):
Software Group Training On-Site for up to 30 Attendees
(Additional attendees will require additional trainer/class)          [*]


Other Professional Services                                DAILY RATE       HOURLY RATE
                                                           ----------       -----------

Oracle DBA                                                     [*]               [*]

Technical Architecture and Performance
Review/Testing                                                 [*]               [*]

Other Professional Services                             To Be Determined  To Be Determined

Daily rates are base on an eight (8) hour day average over the life of the engagement. Additional hours (for those hours in excess of eight (8) hours per day) will be billed at the above-specified hourly rate if the average hours exceeds ninday in any month.

   [*] Confidential portions omitted and filed separately with the Commission
            BSCA/HSD - Schedule 1 to Implementation Agreement
                        Final Executable (12-31-98)

Diamond-Registered Trademark- Support Agreement
-------------------------------------------------------------------------------

1.     PURPOSE OF AGREEMENT, PARTIES AND DEFINED TERMS

       1.1 PARTIES. The undersigned ("Customer") hereby enters into a Support Agreement with Health Systems Design Corp. ("HSD"), a California corporation, to be effective December 31, 1998 ("Effective Date"), in conjunction with the Software License Agreement (the "Agreement") entered into between Customer and HSD effective December 31, 1998.

       1.2 PURPOSE. The purpose of the Support Agreement is to specify the terms under which Customer shall receive support services from HSD.

       1.3 CAPITALIZED/DEFINED TERMS. All capitalized/Defined Terms in this Support Agreement shall have the same meaning as that ascribed to them in the Agreement.


       1.4 SURVIVAL OF DEFINED TERMS. Defined Terms created under or references to this Support Agreement will survive the termination or expiration of this Support Agreement to the extent that any such Defined Terms or references are used in the surviving Agreement and/or the Implementation Agreement


2.     SERVICES

       2.1 CUSTOMER SOFTWARE PROBLEMS. HSD shall address Customer observed-reported errors/situations which prevent a Supported Release of the Software from functioning in a manner consistent with the Specifications as defined in the Section 2.19 of the License Agreement ("Verified Program Error").

              2.1.1 HSD'S SERVICES. HSD's services will be rendered in a manner consistent with the Diamond Issues Classification Table in Section 2.6.1 below and as otherwise required under the terms of this Support Agreement

              2.1.2 HSD'S OBLIGATIONS. HSD's obligation to provide support services under this Support Agreement shall include the Supported Releases of the Software as well as Enhancements to the Software that are created by HSD (and/or on HSD's behalf at HSD's request) which HSD incorporates into the Software and HSD makes generally available to its Diamond 950 C/S Customers.

              2.1.3 SUPPORT FOR CUSTOMER SPECIFIC SOFTWARE. In addition to HSD's obligation specified in Section 2.1.2, above HSD will provide support services for Customer-Specific Software (as defined in Section 4.2. of the Agreement).

       2.2 REPORTING OF PROBLEM. The Verified Program Error as set forth inSection 2.1 above, will be provided by Customer's Super User(s) (to the extent feasible) and shall contain a description of the Customer observed-reported errors/situations in sufficient detail to allow HSD to replicate/attempt to replicate the reported non-compliance on the Supported Release of the Software that the Customer is using in Production at the time of any such Verified Program Error.

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

       2.3 HSD ASSISTANCE FOR NON-REPLICATED ERRORS. In the event that HSD is unable to replicate the reported error and/or if the reported error/situation involves other than Customer's Supported Release of the Software in Production, HSD will continue to work with Customer to help identify/isolate the source of any such Customer reported errors/situations and assist Customer in addressing its correction. Services rendered under this Section 2.3 will be on a time and materials basis.

       2.4 HSD TELEPHONE ASSISTANCE. HSD will provide direct telephone assistance to Customer between the hours of 6:30 AM and 5:00 PM Pacific Coast time during regular HSD business days (Monday through Friday). The purpose of telephone assistance is to explain the Software's features and use; clarify the user Documentation, provide guidance in the use of the Software to assist in identifying and to address Software problems (such as observed failures of the Software to function in a manner consistent with its applicable Documentation or Specifications).

              2.4.1 HSD HOLIDAYS. HSD currently recognizes New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the day after Thanksgiving, the day before Christmas and Christmas Day as holidays. HSD will provide Customer with an updated list of observed holidays on an annual basis at the beginning of each year that this Support Agreement is in effect.

              2.4.2 HSD PAGER COVERAGE. In addition, pager coverage will be provided 365 days per year for the days/hours outside of HSD's normal business days/hours specified in the Section
                     2.4 and 2.4.1 above, at an additional fee as specified in Schedule A of the Agreement. Pager coverage may be initiated or terminated upon twenty (20) days prior written notice from Customer. Pager coverage is limited to problems in the Customer's Production environment which are of a Priority Level 1 or 2 as defined in the Diamond Issues Classification Table in Section2.6.1, below.

              2.4.3 SUPPORT OBLIGATIONS. HSD's support obligations shall apply to those aspects of the Software/modules that were installed and fully implemented by HSD (or on HSD's behalf at HSD's request) or an HSD approved entity. HSD shall provide Customer with a toll-free "800" phone number for such telephone assistance, which service will include multiple trunk lines.

              2.4.4 WEEKEND/HOLIDAY COVERAGE. Additional weekend and/or holiday coverage (to provide non-emergency service for circumstances such as Customer's installation of a new Release) is available at rates specified in Schedule A of the Agreement, subject to Customer providing HSD at least ten (10) days prior notice of any such request for the coverage described in this Section 2.4.4.

       2.5    Staffing

              2.5.1 HSD PERSONNEL. HSD will [*] whose primary responsibility will be to render services to Customer as specified in this Support Agreement. HSD will assign up to [*] as per
                     Section III of Schedule A of the Agreement at the time that all Software Core modules in Schedule A of the Agreement are in Production and have complied with the Specifications. The qualifications for [*] will include experience that is relevant

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   BSCA/HSD Diamond Support Agreement-(Final Executable (12/31/98) - Page 2
                     to the duties required of [*] In addition, HSD will, to the extent feasible, involve [*] in the later stages of the implementation of the Software.

              2.5.2  [*]

              2.5.3 NUMBER OF HSD PERSONNEL. During the term of this Support Agreement HSD [*] per Section III of Schedule A of the Agreement and technical resources to perform as required under this Support Agreement.

              2.5.4 PERFORMANCE. If in Customer's reasonable and good faith judgment Customer determines that the results to be obtained under this Support Agreement may be impaired because [*] not performing required services in a satisfactory manner, then Customer will provide written notice of its objective basis for any such determination to HSD's Vice President - Support Services.

              2.5.5 REPLACEMENT. If HSD decides to remove such personnel, HSD shall initiate efforts to replace the individual with a person who meets the qualifications specified in Section
                     2.5.1 qualifications.  In such event HSD will, within ten
                     (10) business days, provide Customer with temporary/interim coverage/personnel who meets the qualifications specified in Section2.5.1, which coverage will continue until replacement [*] are available.

       2.6 Software problems will be handled in accordance with the following procedures:

              2.6.1 HSD RESPONSE. HSD will respond to the Customer's telephone or pager communications when received with the understanding that it is HSD's intent to have Customer's calls answered by [*]. Customer calls will be triaged (pursuant to a priority list consisting solely of Customer issues/problem reports) in order to meet critical needs efficiently with the understanding that Customer and HSD will mutually determine the Classification Priority to be assigned to the reported error per the following table. In the event of a disagreement as to the Classification Priority the matter will be escalated for determination by Customer's Support/Help Desk Manager and HSD's Manager of Support Services at time of any such disagreement. In the event that Customer's Support/Help Desk Manager and HSD's Manager of Support Services are unable to agree on the classification the matter will be escalated to

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   BSCA/HSD Diamond Support Agreement-(Final Executable (12/31/98) - Page 3

                     Customer's CIO for final determination (or to the CIO's designated direct report).

             DIAMOND ISSUES CLASSIFICATION TABLE - SECTION 2.6.1

-------------------------------------------------------------------------------
PRIORITY   TYPE                            DESCRIPTION
-------------------------------------------------------------------------------
1        Urgent      A Priority 1 consists of any of the following:
                     (a)The Customer cannot carry on its daily business that is supported by the Software.
                     (b) The Software is not functional, operations are halted
                     and/or the Customer cannot process transactions and/or
                     access the database.
--------------------------------------------------------------------------------
2      High          A Priority 2 consists of any of the following:
                     (a) The Customer remains able to carry on daily business but a major component of the Software is not working correctly, there has been a physical data loss, or data integrity has been compromised.

                     (b)The Customer can still process claims but some damage has occurred in the Software. Significant manual intervention is required to correct the problems created by the error/damage to the Software.

                     (c) The Software is functioning but not giving expected/accurate results in functions dealing directly or indirectly with money/payments.

                     (d)There is no "Work-Around". For purposes of this
                     Agreement a "Work-Around" is an interim/temporary process
                     for accomplishing the process/function in which the
                     reported error has occurred, which process may involve the use of additional steps within the Software and/or manual
                     procedures that are done outside of the Software.
--------------------------------------------------------------------------------
3      Moderate      A Priority 3 consists of any of the following:

                     (a) The Software is functioning as designed/in a manner
                         consistent with its Specifications but not giving expected/accurate results in functions other than those dealing directly or indirectly with money or payment.

                     (b) Function(s) that are not critical to the daily business of the Customer are not operating correctly. There is a "Work-Around" which does not impose an undue burden on Customer (either in terms of costs and the amount of labor required).
--------------------------------------------------------------------------------
4      Low           A Priority 4 consists of the following:

                     Cosmetic and/or Documentation issues exist that effect the "user-friendliness" of the Software but not its actual function. These issues may include items such as misspellings in screens, reports or Documentation, missing or incorrect online help, missing or incorrect Documentation, non-standard colors, fonts or attributes of fields.
--------------------------------------------------------------------------------



       2.7    Handling of Priority 1 and 2 Situations

              2.7.1 PROCEDURE TO ADDRESS SITUATIONS. Following the determination (per Section2.6.1, above) of a Priority 1 or 2 situation (as per Section 2.6.1

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

                     above), HSD shall immediately thereafter address the reported problem pursuant to the procedures set forth in Sections 2.2 and 2.3 above with the understanding that HSD will modify the order in which such services are rendered under this Section 2.7.1 in order to ensure that the most critical situations are addressed first.

                     (a) CONFIRMATION OF ERROR. In the event that HSD is able to confirm the existence of a Verified Program Error then HSD will initiate the resolution of the error and continue to work diligently with an appropriate number of qualified resources until the matter is resolved.

                     (b) ATTEMPT TO RESOLVE. In the event that HSD is unable to timely, as reasonably determined by Customer, resolve any such Verified Program Error then Customer will have the option of using the most recent prior Release of the Software with the understanding that HSD will provide support services under this Support Agreement for any such prior Release until the reported Verified Program Error(s) are corrected and Customer is again in Production on a Supported Release of the Software.

                     (c) TIME TO RESOLVE. If within sixty (60) days after Customer begins Production on a prior Release of the Software, HSD is unable to correct the Customer's Priority 1 and/or Priority 2 Verified Program Error(s) in the Supported Release of the Software that Customer was using in Production, HSD will reduce its then-current monthly support fee by twenty (20%) percent (which 20% reduction shall apply even if Customer does not have the option of using a prior Release of the Software in Production). Any such credit will apply retroactively to the initial sixty (60) day use of the prior Release of the Software in Production and will continue until the Customer is in Production on the Customer's Supported Release which is functioning in a manner consistent with its Specifications.

                     (d) REFUND. In the event that Section 2.7.1 (b) applies, HSD will refund any fees paid by Customer for additional support services (services not included as part of Customer's monthly/standard support fees under this Support Agreement such as those specified in the last sentence of Section2.4.4, above) rendered by HSD to assist Customer in its initial efforts to prepare to use the Supported Release of the Software in Production.

              2.7.2 INABILITY TO REPLICATE PROBLEM/ASSISTANCE. In the event HSD is unable to recreate/replicate a Customer-reported problem/situation and/or the problem is determined to have been caused by factors such as use of the Software in a manner and/or for a purpose not specified in the Documentation, and/or the use of the Software on other than a Designated System, network, communication, power supply problems and/or the use of software/variations of the Software not supported by HSD, HSD's services expended in the effort to identify and/or correct any such problem(s) will be billed to the Customer on a time and materials basis at HSD's then current rates.

              2.7.3  NO BILLING.  Notwithstanding anything to the contrary in
                     Section 2.7.2 above, Customer will not be billed for Software problems/errors

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

                     encountered by Customer to the extent that any such Software problem/errors are the result of improper information and/or guidance provided to Customer by HSD (such as how to set up a support table or benefit rule) and/or action(s) taken directly by HSD on behalf of the Customer with respect to the Customer's use of the Software and/or Application Programming Interfaces provided by HSD. In addition Customer will not be billed for Software problems of the type summarized in this
                     Section 2.7.3 that are the result of actions not taken by HSD which HSD should have taken pursuant to HSD's standard procedures/practices.

       2.8 HSD DIAL-IN. As necessary for technical reasons in accordance with HSD support staff judgment, HSD may dial-in to Customer's computer system in order to investigate, duplicate, and/or resolve reported problems. Dial-in will take place as soon as feasible with the understanding that HSD will not remotely access Customer's system without first obtaining Customer's authorization for any such access and that any such access shall be subject to the applicable confidentiality provisions of the Agreement.

       2.9    HANDLING OF PRIORITY 3 AND 4 SITUATIONS

              2.9.1 PRIORITIZING. HSD will immediately address Priority 3 and 4 Verified Program Errors with the understanding that any outstanding Priority 1 and 2 Verified Program Errors will take precedence.

              2.9.2 TIME AND MATERIAL ASSISTANCE. Time/resources expended by HSD to investigate/trouble shoot situations that are determined in HSD's reasonable discretion to be other than Verified Program Error(s) will be billable to Customer on a time and materials under HSD's then current rates for any such services rendered.

       2.10 ENHANCEMENTS. During the term of this Support Agreement (and/or any renewal), HSD will provide Customer with Software Enhancements generally made available to HSD's other Customers. In addition, HSD will promptly provide updated Documentation for any such Enhancements. There will be no additional charge for any such Enhancements and/or Documentation with the understanding that charges may be imposed by third party vendors for upgrades and/or enhancements to their products.

       2.11 RELEASE ANNOUNCEMENTS. HSD will provide Customer with a "Release Announcement" prior to the general availability of each new Release of the Software. Each such Release Announcement will provide a preview and overview of the content of each such Release.

       2.12 RELEASE NOTES. Release notes will be distributed to Customer at the time of distribution of each Release. Release notes will include a detailed description of items such as Software changes, Enhancements and applicable bug-fixes.

       2.13 OPERATING SYSTEM. During the term of this Support Agreement, the Software will continue to operate on a version of the Operating System(s) of the Designated System(s) supported by the applicable hardware manufacturer and the Oracle RDBMS supported by Oracle. HSD shall timely notify Customer of the expected date of incorporation of applicable Designated System Operating System software updates and Oracle RDBMS releases that will be required to operate the Supported Release of the (Diamond) Software. For purposes of this Section 2.13 "Operating System" shall be defined as the software specified by the hardware manufacturer that is required to be installed on the hardware in order for the hardware to operate.

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

       2.14 PERFORMANCE OF SERVICES. It is mutually understood and agreed that services rendered under this Support Agreement will be performed in a good and workmanlike manner.

3.     CUSTOMER OBLIGATIONS, HSD RECOMMENDATIONS

       3.1 CUSTOMER ENVIRONMENT. HSD recommends that Customer maintain a proper onsite environment for the Software that includes separate test, training and Production environments.

       3.2 CUSTOMER COMMUNICATIONS. In addition HSD recommends that Customer maintain email/internet service as a means of expediting communication/rendering services under this Support Agreement.

       3.3 BACKUP. HSD recommends that Customer perform system and data backups in accordance with generally accepted industry practices. In addition HSD recommends that Customer implement a disaster recovery plan/strategy to augment its data backup/archive practices.

       3.4 SUPPORTED RELEASE. In order to remain entitled to receive support services under the monthly fees applicable to this Support Agreement, Customer shall remain on a Supported Release of the Software. In addition, HSD will provide new-Release training at a designated HSD facility for a maximum of two Super-Users per Installation Location (not to exceed a maximum of six (6) Super
              Users for each such new-Release training class).   Any such
              training will be on a no-fee basis with the understanding that Customer will cover its travel-related expenses. Customer's Super User's (as defined in Section 3.4.1, below) will be required to participate in HSD's General Release training, which training will be scheduled in conjunction with each such Release.

              3.4.1 SUPER USERS. Customer will designate a sufficient number of individuals who have received the HSD training (as initially offered in conjunction with the Diamond Implementation Agreement) to serve as the single point of contact with HSD for support related/user issues. For purposes of this Agreement the designated individuals shall be known as "Super Users" with the understanding that the number of Super Users will be adjusted by Customer as necessary to provide coverage adequate to meet Customer's needs. Customer's DBA and/or system/network administrator may be used to meet the Super User requirement to cover staffing shortages due to situations such as illness and/or vacation.

              3.4.2 SUPER USER TRAINING. The Super Users will participate in the HSD training referenced in Section 3.4 in order to help ensure that they have the information necessary to guide/train Customer's personnel/users and interface with HSD's support function/personnel.

              3.4.3 SUPER USER PERSONNEL. If HSD determines in its reasonable and good faith judgment that any Super User is not performing required services in a reasonably satisfactory manner, then HSD may provide written notice of its objective basis for any such determination to Customer and request that the individual be replaced.

                     (a) Following receipt of HSD's notice, Customer and HSD shall promptly discuss HSD's request and whether there are alternatives to replacing the subject Super User which would be reasonably acceptable to HSD. Alternatives would include actions

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   BSCA/HSD Diamond Support Agreement-(Final Executable (12/31/98) - Page 7
                            such as allowing the individual an opportunity to correct the alleged performance problems.

                     (b) If Customer does not propose any alternatives of the type described in the preceding subsection or HSD does not find any such alternatives to be reasonably acceptable, Customer shall timely escalate the matter to its CIO for resolution.

       3.5 REMOTE ACCESS. Customer must have installed and available to HSD a means of remote access to the Customer's Designated System/Software test environment consisting of at least one dedicated modem (with a minimum baud rate of 56.6K), dedicated phone line and PCAnywhere communications software to facilitate dial-in point-to-point protocol ("PPP") access for each Installation Location.

              3.5.1 Customer agrees to make diligent efforts to keep the remote access communication equipment in good working order at all times. In addition, Customer understands and agrees that it may be required to periodically upgrade and/or change its remote access protocol to conform to HSD's then-current standard with the understanding that the cost of any such upgrade is anticipated to be nominal.

              3.5.2 In the event that HSD modifies its standard remote access protocol (or any portion thereof), Customer will be given a sixty (60) day advance notice of the effective date any such required remote access protocol modification. Should Customer not agree that the cost of any such modification was "nominal" then Customer will not be required to upgrade and HSD will remain obligated to provide remote access to Customer on the previously approved remote access protocol.

              3.5.3 HSD will advise Customer when it desires to remotely access the Designated System/Software and will obtain Customer's authorization prior to any such remote access.

       3.6 MODIFICATIONS/VARIATIONS TO SOFTWARE. Customer shall timely advise HSD support personnel of any modifications/variations from HSD's Supported Release that Customer is using in Production as well as any changes to its computing environment, such as changes to its Designated System(s), network and/or telecommunications protocols.

       3.7 TIME AND MATERIAL. In the event that HSD renders services to diagnose, troubleshoot and/or otherwise address operational problems associated with changes/non-standard system/Software configurations such as those referenced in Section 3.6, above, Customer will be billed on a time and materials basis for any such services at HSD's then-current rates.

       3.8 TESTING NEW RELEASE/ENHANCEMENTS. HSD recommends that Customer test new Releases, Enhancements/added functionality received from HSD as well as new/modified Customer practices in its test environment to confirm that it is operating correctly prior to its use in Production.

       3.9 CUSTOMER'S STAFF. It is mutually understood and agreed that Customer will have an experienced system/network administrator as well as an Oracle Database Administrator ("DBA") available to communicate with HSD's Support Personnel in the resolution of situations arising under this Support Agreement. Should HSD be required to render system/network administrator and/or DBA services to

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              Customer because Customer does not/did not have those required technical resources, any such additional services will be billed to Customer on a time and materials basis at HSD's then-current rates.

4.     PRICE AND PAYMENT

       4.1 FEES. The monthly fee for HSD's services under this Support Agreement is specified in Schedule A of the Agreement.

       4.2 TRAVEL/OTHER EXPENSES. Customer shall reimburse HSD for reasonable and documented out-of-pocket expenses incurred by HSD in the performance of its duties, including items such as travel, lodging, meals and telephone charges. All travel expenses will be subject to the HSD Travel Policy that serves as Attachment 3.1.5 to the Implementation Agreement.

       4.3 BILLING. Support fees and applicable out-of-pocket expenses shall be billed monthly as specified in Schedule A of the Agreement with the understanding that Customer will not be required to reimburse HSD for out of pocket expenses incurred by HSD in addressing Verified Program Errors.

5.     TERM, TERMINATION AND ASSIGNMENT

       5.1 TERM. The term of this Agreement shall commence upon the expiration of the Warranty Period as set forth in Section 6.1 of the Agreement and will continue for the balance of the unexpired term of the Agreement in one-year renewable increments. Each such one-year renewal shall be at rates mutually acceptable to the Parties (which rates will be consistent with HSD's then-current Support Agreement) unless either party notifies the other party of its intent not to renew within three hundred sixty five (365) days prior to the expiration of the next one-year renewal term.

       5.2 TERMINATION FOR BREACH. Should either party breach this Support Agreement, the non-breaching party shall give the breaching party written notice and ten (10) days to cure the breach. Should the breaching party fail to cure the breach, the non-breaching party may terminate this Agreement.

       5.3 ASSIGNMENT. HSD will not assign it obligations to perform under this Support Agreement and/or any renewal without obtaining Customer's prior written consent, which consent shall not be unreasonably withheld or delayed.

       5.4 AGREEMENT/SUPPORT AGREEMENT TERMINATES. Should the Agreement terminate, this Support Agreement will automatically terminate on the termination date of the Agreement. Upon such termination, Customer will remain obligated to pay HSD for support services rendered through the date of any such expiration/termination

6. INCORPORATION OF PROVISIONS OF LICENSE AGREEMENT BY REFERENCE, CONTROLLING DOCUMENT IN THE EVENT OF CONFLICT

       6.1 The Agreement's terms and conditions are incorporated into and made a part of this Support Agreement by reference with the exception of those that are specific to the Agreement or are specifically provided for in this Support Agreement

       6.2 Should there be a conflict between the terms and conditions of the Support Agreement and the Agreement, the terms and conditions of the Support Agreement shall control.

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7.     EXECUTION

This Agreement shall be effective as of the Effective Date notwithstanding any date to the contrary associated with its execution by the duly authorized signatories specified below. This Agreement may be executed in counterparts, each of which will be deemed an original, but which together constitute one and the same instrument.

CUSTOMER:     California Physicians' Service     HSD:
              dba Blue Shield of California

Signed    /s/ Thomas S. Fischer                 Signed  /s/ Russell J. Harrison
       ----------------------------                    ------------------------
Name:         Thomas S. Fischer                 Name:   Russell J. Harrison
Title:        SVP & CAO                         Title:  President & CEO

Date     12/31/98                               Date       12/31/98
       ----------------------------                    ------------------------


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